UNITED STATED
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

VINEYARD NATIONAL BANCORP
__________________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY
SUBJECT TO COMPLETION
DATED JUNE 23, 2008
July [*], 2008

Dear Shareholders:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Vineyard National Bancorp to be held at the Doubletree Hotel Ontario, 222 North Vineyard Avenue, Ontario, California 91764, on Tuesday, August 5, 2008 at 2:00 p.m. Pacific Daylight Time.

The official Notice of Annual Meeting, Proxy Statement and BLUE proxy or voting instruction card are included with this letter.  The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement.  I encourage you to take the time to review the Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly mail your enclosed BLUE proxy or voting instruction card in the postage-paid envelope provided.  Should you prefer, you may vote in person or may deliver your proxy by telephone or by the Internet by following the instructions on the enclosed BLUE proxy or voting instruction card.  It is important that your shares be represented and voted at the Annual Meeting.

This Annual Meeting will be particularly important given the stated intent of Norman Morales, Vineyard National Bancorp’s former Chief Executive Officer, and Jon Salmanson, a stockbroker, to have seven of their own nominees elected to the Board of Directors.  The Board of Directors of Vineyard National Bancorp strongly urges you not to sign any proxy or voting instruction card sent to you by Messrs. Morales and Salmanson. By returning the BLUE proxy or voting instruction card, any proxy or voting instruction card returned to Messrs. Morales and Salmanson bearing an earlier date, and any votes previously cast electronically through the Internet or by telephone, will be revoked.

Thank you for your prompt attention and support.

Sincerely,

James G. LeSieur
Chairman of the Board and
Interim Chief Executive Officer

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE WITH PROXY CARD, TELEPHONE OR INTERNET VOTING, PLEASE CALL VINEYARD NATIONAL BANCORP’S PROXY SOLICITOR:

D.F. KING & CO. INC.
48 Wall Street
New York, New York 10005
Shareholders Call Toll-Free at: 800-967-7921
Banks and Brokers Call Collect at: 212-269-5550

VINEYARD NATIONAL BANCORP
1260 Corona Pointe Court
Corona, California 92879

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 5, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (“Annual Meeting”) of Vineyard National Bancorp (the “Company”) will be held on Tuesday, August 5, 2008 at 2:00 p.m. Pacific Daylight Time, at the Doubletree Hotel Ontario, 222 North Vineyard Avenue, Ontario, California 91764, to consider and act upon the following matters:

1.	To elect seven (7) persons to the Board of Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2008; and

3.	To transact any other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed June 20, 2008 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  PLEASE CAST YOUR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE, OR COMPLETE, DATE AND SIGN THE ACCOMPANYING BLUE PROXY OR VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. BY RETURNING THE COMPANY’S ACCOMPANYING BLUE PROXY OR VOTING INSTRUCTION CARD, OR BY CASTING YOUR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE, ANY PROXY MATERIALS PREVIOUSLY RETURNED TO NORMAN MORALES AND JON SALMANSON OR ANY OF THEIR AFFILIATES BEARING AN EARLIER DATE, OR VOTES PREVIOUSLY CAST ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE, WILL BE REVOKED.

By Order of the Board of Directors

Donald Pelgrim, Secretary

Corona, California
July [*], 2008

VINEYARD NATIONAL BANCORP

1260 Corona Pointe Court
Corona, California 92879

PROXY STATEMENT

This Proxy Statement is being furnished to all shareholders of Vineyard National Bancorp, a California corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be used in voting at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Tuesday, August 5, 2008 at 2:00 p.m., Pacific Daylight Time, at the Doubletree Hotel Ontario, 222 North Vineyard Avenue, Ontario, California 91764, or at any adjournment thereof.

Mailing

It is anticipated that this Proxy Statement and the accompanying BLUE proxy or voting instruction card will be mailed on or about July [*], 2008.

Proxy Voting

Shareholders whose shares are registered in their own names may vote (i) by telephone; (ii) over the Internet; or (iii) by completing the enclosed BLUE proxy or voting instruction card and mailing it in the postage-paid envelope provided.  The telephone and Internet voting procedures are designed to authenticate shareholders by use of a control number and to allow shareholders to confirm that their instructions have been properly recorded.  For shareholders whose shares are registered in their own names, the telephone and Internet voting facilities will close at 5:00 p.m., Pacific Daylight Time, on August 4, 2008.

If your shares are held in street name, your broker, bank or nominee will include a voting instruction card with this Proxy Statement.  If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may be eligible to vote your shares by telephone or over the Internet.  A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Services online program.  This program provides eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote by telephone or over the Internet. If your bank or brokerage firm is participating in this program, your BLUE proxy or voting instruction card will provide the instructions. If your BLUE proxy or voting instruction card does not reference telephone or Internet information, please complete and return the BLUE proxy or voting instruction card in the postage-paid envelope provided.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the Secretary of the Company at Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, CA 92879); (ii) filing a later dated proxy (using a proxy card or the telephone or Internet voting procedure); or (iii) appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person.  Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting of shareholders.

If you participate in the Vineyard National Bancorp Employee Stock Ownership Plan (the “ESOP”), you will have received with this Proxy Statement a BLUE voting instruction card that reflects all shares you may vote under the ESOP.  Under the terms of the ESOP, all shares held by the ESOP are voted by the trustee of the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of Common Stock allocated to his or her account.  All participants will vote their shares anonymously.  Participants in the ESOP may vote (i) by telephone; (ii) over the Internet; or (iii) by completing the enclosed BLUE voting instruction card and mailing it in the postage-page envelope provided.  For participants in the ESOP, the telephone and Internet voting facilities will close at 5:00 p.m., Pacific Daylight Time, on July 29, 2008, and any voting instruction card mailed in the postage-page envelope provided must be received by Corporate Election Services, the independent inspector of elections retained by the trustee of the ESOP to tabulate votes of the ESOP, by 5:00 p.m., Pacific Daylight Time, on July 29, 2008.

Unless otherwise directed in the accompanying BLUE proxy or voting instruction card, the persons named as proxies therein will vote all properly executed, returned, and not revoked BLUE proxy or voting instruction cards (1) FOR the election of the seven nominees listed thereon, (2) FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the independent public accounting firm for the Company for the year ending December 31, 2008, and (3) upon the transaction of such other business as may properly be presented at the Annual Meeting in accordance with the recommendations of the Board.  The shares represented by any properly executed, returned, and not revoked BLUE proxy or voting instruction card submitted without giving specific voting instructions with respect to one or more proposals will, with respect to such proposals, be voted by the person named therein as recommended by the Board, with the exception that shares held in the ESOP for which no direction is provided on a properly executed, returned and not revoked voting instruction card or for which timely voting instructions are not provided will be voted by the trustee of the ESOP as directed by a committee appointed by the Board.

Voting

Only shareholders of record at the close of business on June 20, 2008 (the “Voting Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.  There were 10,164,852 shares of Common Stock issued and outstanding on the Voting Record Date.

Shareholders will have one (1) vote for each share of Common Stock standing in his or her name on the books of the Company as of the Voting Record Date on each matter properly submitted to a vote of the shareholders at the Annual Meeting.  Notwithstanding the foregoing, in the election of directors, shareholders will have cumulative voting rights if the candidates’ names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, before the voting has begun, of the shareholder’s intention to cumulate votes.  Cumulative voting rights entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by the shareholder, or to distribute his or her votes among the nominees as the shareholder sees fit.

You may vote FOR or WITHHOLD with respect to the election of directors. With respect to votes cast FOR the election of directors, absent specific instructions with respect to cumulative voting, the persons named as proxies in the accompanying BLUE proxy or voting instruction card will have full discretionary authority to vote the shares represented by any properly executed, returned and not revoked BLUE proxy or voting instruction card cumulatively among all or less than all of the seven nominees of the Board (other than any nominees for whom authority has been withheld) in the manner as the Board shall recommend, or otherwise in the proxies’ discretion, with the following exception.  With respect to votes cast FOR the election of directors by participants in the ESOP, absent specific instructions with respect to cumulative voting, the trustee of the ESOP will vote the shares represented by any properly executed, returned and not revoked BLUE voting instruction card cumulatively among all or less than all of the seven nominees of the Board (other than any nominees for whom authority has been withheld) in the manner as the Board shall recommend.

Quorum; Abstentions; Broker Non-Votes

The quorum necessary to transact business at the Annual Meeting is a majority of the shares entitled to vote on the Voting Record Date.  Abstentions, votes withheld and broker non-votes will be counted as present for purposes of determining whether a quorum is present. “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. Shares voted “For,” “Against,” “Abstain” or “Withhold” on a matter are treated as shares voted at the Annual Meeting (referred to as the “Votes Cast”) with respect to such matter. Broker non-votes are not treated as Votes Cast at the Annual Meeting.

Since broker non-votes are not treated as Votes Cast, they will have no effect on the election of the seven nominees, since the nominees are elected by a plurality of the Votes Cast, and they will have no effect on the ratification of the appointment of KPMG as the Company’s independent public accounting firm, because this matter requires the majority of the Votes Cast to be approved.  Abstentions and votes to “Withhold” will have no effect on the election of the seven nominees, since the nominees are elected by a plurality, but will be treated as a vote against the ratification of the appointment of KPMG as the Company’s independent public accounting firm, having the same effect as a negative vote.

Required Vote

The seven (7) candidates receiving the most votes will be elected to the Board.  The affirmative vote of a majority of the Common Stock present in person or by proxy is required to ratify the appointment of KPMG as the Company’s independent public accounting firm.

The Board strongly encourages you to vote your shares by following the instructions provided on the BLUE proxy or voting instruction card.  Please return your BLUE proxy or voting instruction card to your nominee and contact the person responsible for your account to ensure that a BLUE proxy or voting instruction card is voted on your behalf.

Shareholders who do not wish to vote for Messrs. Morales and Salmanson’s nominees should discard and not sign or return the white proxy card or voting instructions received from Messrs. Morales and Salmanson. Shareholders who have already voted electronically through the Internet or by telephone or who have mailed a white proxy or voting instruction card may revoke their vote and vote in favor of the Company’s nominees by signing, dating and returning the BLUE proxy or voting instruction card or by voting electronically through the Internet or by telephone.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S SEVEN DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2008.

The enclosed BLUE proxy or voting instruction card also confers discretionary authority with respect to any other proposals that may be properly brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting.  However, if any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted by the proxy holders in accordance with the recommendations of the Board.

Proxy Solicitation and Expenses

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board.  The expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in this solicitation of proxies will be borne by the Company.  The Company contemplates that proxies will be solicited principally through the use of mail, but directors, officers and regular employees of the Company and its subsidiary, Vineyard Bank, N.A. (the “Bank”), may solicit proxies by telephone, telegram, facsimile, electronic mail, personal interview or other electronic means.  Proxies may also be solicited by means of press releases issued by the Company, postings on the Company’s website, www.vnbcstock.com, and advertisements in periodicals.  None of the directors, officers or regular employees of the Company or the Bank will receive extra compensation for soliciting proxies.

The Company has retained D.F. King & Co., Inc., as proxy solicitor at an estimated fee of $75,000, plus reasonable out-of-pocket expenses, including costs associated with contacting shareholders directly, to assist in the solicitation of proxies. D.F. King & Co., Inc. has advised the Company that approximately 45 of its employees will be involved in the solicitation of proxies by D. F. King & Co., Inc., and on behalf of the Company.  In addition, D.F. King & Co., Inc. and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.  The Company has also retained The Abernathy MacGregor Group Inc. as its public relations advisors in connection with the solicitation of proxies on behalf of the Board for the Annual Meeting. The Company has agreed to pay customary compensation for such services, plus reasonable out-of-pocket expenses.  The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company’s Common Stock.

The Company’s expenses related to the solicitation (in excess of those normally spent for an annual meeting as a result of the proxy contest and excluding salaries and wages of the Company’s regular employees and officers) are currently expected to be approximately $         , of which approximately $                  has been spent to date.

Appendix A sets forth information related to the Company’s directors and officers who are considered “Participants” in this solicitation under the rules of the Securities and Exchange Commission (“SEC”) by reason of their position as directors or because they may be soliciting proxies on behalf of the Company.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors shall be not less than five nor more than nine, with the exact number fixed at seven until changed, within the aforementioned limits, by an amendment to the Company’s Bylaws approved by the Board or by the shareholders.  As a result, seven directors will be elected at the Annual Meeting to hold office until the later of the next annual meeting or the election of his or her respective successor.

There are currently six members on the Board.  There has been a vacancy on the Board since January 23, 2008, when Norman Morales agreed to resign as a director and his employment with the Company and the Bank was terminated.  The Nominating Committee has unanimously recommended to the Board and the Board has unanimously approved the nomination of the six incumbent directors for election at the Annual Meeting.  The Nominating Committee has also unanimously recommended to the Board and the Board has also unanimously approved the nomination of J. Steven Roush as the seventh nominee for election at the Annual Meeting.  As a result, the nominees are Frank S. Alvarez, David A. Buxbaum, Charles L. Keagle, James G. LeSieur, Dr. Robb D. Quincey, Joel H. Ravitz and J. Steven Roush.

It is intended that all properly executed, returned and not revoked BLUE proxy or voting instruction cards be voted for the election of the Board’s seven nominees, unless such authorization has been withheld. Authority granted to the persons named as proxies in the accompanying BLUE proxy or voting instruction card is limited to the seven nominees proposed by the Board in the manner discussed below.  The Company is soliciting, and the persons named as proxies in the accompanying BLUE proxy or voting instruction card will have, absent specific instructions with respect to cumulative voting, full discretionary authority to vote the shares represented by any properly executed, returned and not revoked BLUE proxy or voting instruction card cumulatively among all or less than all of the Board’s seven nominees (other than any nominees for whom authority has been withheld) in the manner as the Board shall recommend, or otherwise in the proxy holders’ discretion, with the following exception. With respect to votes cast for the election of directors by participants in the ESOP, absent specific instructions with respect to cumulative voting, the trustee of the ESOP will vote the shares represented by any properly executed, returned and not revoked BLUE voting instruction card cumulatively among all or less than all of the Board’s seven nominees (other than any nominees for whom authority has been withheld) in the manner as the Board shall recommend.  If prior to the meeting, any of the nominees should be unable, or for good cause decline, to serve as a director, the Board may or may not name a replacement nominee and the persons named in the accompanying BLUE proxy or voting instruction card will vote the shares represented by the proxy in the manner as the Board may recommend, or otherwise in the proxy holders’ discretion. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve.  However, the Board of Governors of the Federal Reserve Board (the “FRB”) has designated the Company to be in a “troubled condition.” As a result of this designation, any nominee that is not currently on the Board will be subject to regulatory review and potential disapproval from serving as a director.

Biographical Information on Nominees

The information provided below is biographical information about each of the nominees. Age and other information in each nominee’s biography are as of June 20, 2008.

Frank S. Alvarez, 73, has served as a Director of the Company since its inception in 1988 and a Director of the Bank since its inception in 1981.  Mr. Alvarez served as the Chairman of the Board from January 2000 through December 2006.  Mr. Alvarez is a retired certified public accountant, formerly with the accounting firm of Bowen McBeth, Inc.  Mr. Alvarez also serves on the Board of Directors of Casa Colina Rehabilitation Hospital in Pomona, California.

David A. Buxbaum, 63, has served as a Director of the Company and the Bank since 2004. Mr. Buxbaum is one of the three founders of the Bank in 1981. Mr. Buxbaum is an attorney at the law firm of Buxbaum and Chakmak, which he co-founded in 1970. Mr. Buxbaum has served on the City of Claremont Commission for 13 years, including chairman of the Planning Commission and as a member of the Architecture Commission. Mr. Buxbaum has also served as a member of the Board of Trustees of the Gould Foundation at Claremont McKenna College for almost 20 years.  Mr. Buxbaum is a licensed California Real Estate Broker. Mr. Buxbaum also serves as an instructor in the business department (Finance, Real Estate and Law) at California Polytechnic University, Pomona.

Charles L. Keagle, 68, has served as a Director of the Company and the Bank since 1998. Mr. Keagle is a founding organizer and Director of the Bank.  Mr. Keagle is the founding owner, Chairman and Chief Executive Officer of The C & C Organization, which operates restaurants in Southern California known as BlackWood American Grill, The Cask ‘n Cleaver and The Sycamore Inn.  In addition to his community service involvement, Mr. Keagle is a member of the Board of Directors of The California Restaurant Association and The Board of Advisors of the Collins School of Hospitality Management at California Polytechnic University, Pomona.

James G. LeSieur, 66, has served as a Director of the Company since 2004, as a Director of the Bank since 2005 and as Chairman of the Board since January 2007. Mr. LeSieur is currently serving as the interim Chief Executive Officer, following the resignation of Mr. Norman Morales as a director and the termination of his employment on January 23, 2008.  Mr. LeSieur serves as a member of the board for the Lennar Charitable Housing Foundation and Banker Benefits, a subsidiary of the California Bankers Association. Previously, Mr. LeSieur served as the Director of the Ralph W. Leatherby Center for Entrepreneurship and Business Ethics at Chapman University, and was on the board for the Orange County affiliate of Habitat for Humanity, where he also served two terms as Chairman.  Prior to his appointment as a Director of the Company in December 2004, Mr. LeSieur served as the President and Chief Executive Officer of Sunwest Bank and a director for the parent company of Sunwest Bank, West Coast Bancorp.  Prior to Sunwest Bank, Mr. LeSieur served as a management consultant for Arthur Young & Company.

Dr. Robb D. Quincey, 48, has served as a Director of the Company and the Bank since October 2006. Dr. Quincey has more than 20 years of management experience in the business and public sector.  Currently, Dr. Quincey serves as City Manager for the city of Upland, California.  Prior to his service to the city of Upland, Dr. Quincey served the city of Hesperia, California, as city manager for 5 years. Dr. Quincey also served as Chief Executive Officer for the Inland Empire Utilities Agency, becoming a local advocate for development opportunities in California. Dr. Quincey previously served as president of the board for the Monte Vista Water District for more than 13 years. Dr. Quincey received his Doctorate in public administration with an emphasis in economics and organization development from the University of La Verne in 1987.  Dr. Quincey completed post-doctorate education at Harvard University, Stanford University and University of California, Berkeley.

Joel H. Ravitz, 62, has served as a Director of the Company since 1988 and a Director of the Bank since 1983. Mr. Ravitz is Chairman of the Board and Chief Executive Officer of Quincy Cass Associates, Inc., a Los Angeles-based securities broker dealer and a member of FINRA (formerly NASD), as well as QCA Capital Management, Inc., a registered investment advisor.  Mr. Ravitz has held these positions for more than ten years.  Mr. Ravitz is a past member of the NASD District #2 Committee (2001 through 2004) and has been a member of the NASD Consultative Committee and the District #2 Nominating Committee.  Mr. Ravitz is a past President and serves as Vice President and a Director of Therapeutic Living Centers for the Blind, a non-profit corporation, and is a member of Town Hall of California.

J. Steven Roush, 61, served as a partner with the public accounting firm PricewaterhouseCoopers LLP from 1977 until his retirement in June 2007.  Mr. Roush served PricewaterhouseCoopers LLP for 39 years in various capacities, including as a Securities and Exchange Commission and Risk Management review partner.  Mr. Roush’s practice with PricewaterhouseCoopers LLP was focused on both public and private real estate entities.  Mr. Roush serves on the audit committee of the National American Heart Association and the Board of Trustees and audit committee of the Orange County Museum of Art.  Mr. Roush is a member of the American Institute of Certified Public Accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE COMPANY’S NOMINEES FOR DIRECTOR BY PROPERLY EXECUTING AND RETURNING THE ACCOMPANYING BLUE PROXY OR VOTING INSTRUCTION CARD OR BY VOTING ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE.

Morales and Salmanson Nominees

The Company has received notice that Messrs. Morales and Salmanson intend to nominate seven individuals to stand for election as directors of the Company at the Annual Meeting.  On May 15, 2008, Messrs. Morales and Salmanson filed a preliminary proxy statement with the SEC, indicating their intention to solicit proxies in favor of electing their nominees. On June 23, 2008, Messrs. Morales and Salmanson filed an amendment to that preliminary proxy statement with the SEC.

The Board has determined that the election of Messrs. Morales and Salmanson’s nominees would not be in the best interests of the Company and its shareholders and strongly urges you not to sign any proxy cards sent to you by Messrs. Morales and Salmanson.

Your Board has adopted strategic objectives which it deems to be prudent and necessary to address severe and abrupt changes associated with this adverse business cycle that have already contributed to the declining profitability, additional problem assets and increased provisioning for loan losses that the Company recently experienced.  The Board moved to address these issues in 2007, and that process led to the strategies that currently guide the Board’s initiatives, as described below.  The problem loans were primarily originated between 2005 and 2007, a period when Mr. Morales was Chief Executive Officer.

The Company recently experienced significant write-downs and increased provisioning for loan losses due to asset quality issues during 2007 and 2008. There were significant increases in our non-accrual loans and other real estate owned, primarily related to tract construction and land loans.  Further deterioration in general market and economic conditions may increase the risk of additional potential losses. The Board strongly believes that the circumstances that have contributed to the decline in our profitability, the increase in our problem assets, and the additional provisioning for losses, require corrective actions based upon strategic objectives that effectively address the abrupt and significant changes which have occurred in our operating environment. The core strategic objectives adopted by the Board are the following:

Reduce the Overall Risk Profile of the Company. This objective includes the significant reduction of single family residential (“SFR”) tract construction lending and related land development projects, enhanced borrower sponsorship requirements, increased and expanded core deposit growth, business and commercial real estate lending in supportive sub-markets, and enhanced balance sheet management;

Loan Portfolio Management.  In order to produce a base of stabilized long-term earnings, we will seek to proactively rebalance the existing loan portfolio and diversify our new business generation to reduce our risk profile, meet our targeted concentration ranges within sub-markets and sub-portfolios, and maintain an overall portfolio yield consistent with quality and sustainable returns;

Liquidity Enhancement and Funding Cost Reduction. We will seek to reduce our funding costs by an intensified focus on lower cost core deposits, cash management driven business relationships, the effective repricing of our time deposit portfolio in a decreasing interest rate environment, and reduction of our reliance on higher costing liabilities;

Corporate Reallocation and Reorganization. To improve our operating efficiencies, we will continually review our resource allocation to ensure the optimum allocation of talent among functions. We seek to continue to deploy and redeploy resources, both personnel and other operating costs, toward achievement of our objectives; and

Protection and Preservation of Capital.  We will focus on protecting and preserving capital. Income from the Bank is expected to be a contributor to increasing capital and accretive to our risk based capital ratios. In light of current economic conditions and to address the deterioration in our loan portfolio, we will also moderate loan growth, which combined with loan sales and repayments may make additional capital available. In addition, in order to address the financial impact of the abrupt and severe decline in real estate values and the potential continuing deterioration in the loan portfolio, we will also pursue strategic alternatives, which may include a significant capital raise, to strengthen our capital.

Your Board believes that the critical components of a prudent strategy for the near term require the Company to focus on its core businesses to maximize profitable operations, reduce enterprise risk, address asset quality problems in the existing portfolio and improve credit quality in new asset originations. However, it is also your Board’s strong belief that certain of the strategic objectives proposed by Messrs. Morales and Salmanson are not practical, or will significantly exacerbate the risk of loss to the Company and the Bank, in this adverse operating environment.

Certain strategic objectives which Messrs. Morales and Salmanson seek to pursue are ones which your Board considers to be unrealistic or ill-advised during this adverse business cycle and in light of the Bank’s current risk profile.

Your Board believes that Messrs. Morales and Salmanson’s nominees will pursue strategic objectives that are either unrealistic or imprudent and risky at a time when risk reduction, capital preservation and protection, and improvement of asset quality are essential.  While Messrs. Morales and Salmanson appear to embrace the first four strategic objectives described above which have been adopted by the Company, they propose a competing objective relating to capital protection and preservation and two additional objectives relating to asset quality and diversification of operating revenue channels.

•  Capital Restoration, Stabilization and Liquidity.  Messrs. Morales and Salmanson have identified a fifth strategic objective which they describe as:

“5.            Capital Restoration, Stabilization and Liquidity: The Company would seek supplemental capital in the form of regulatory Tier 1 capital at the parent level with a targeted level not to exceed forty percent (“40%”) of the existing common share equivalents to augment existing resources at an appropriate time when the Company’s operations are more indicative of future prospects. Additionally, the Company would seek out supplemental Tier 2 capital in the targeted level of between 20% and 40% of existing Tier 2 levels in order to provide supplemental liquidity to the Company to support corporate operations, downstream supplemental capital into the principal operating subsidiary, Vineyard Bank, to provide for dividends payments and other expenditures or investments. The Company would seek to limit its net asset growth to allow for internal capital formation through retained earnings to also supplement capital levels during this challenging operating environment.”

While Messrs. Morales and Salmanson now acknowledge the twenty percent ("20%") Tier 1 capital raise originally proposed in their Consent Solicitation documentation and preliminary proxy statement documentation was wrong, a mere doubling of their original estimate, while directionally correct, demonstrates a continued lack of understanding of the issues currently facing the Company and does not accurately reflect the Company's capital needs.

Your Board has concluded that the Company must strengthen its capital position to address the abrupt and severe decline in real estate values and the potential continuing deterioration in the loan portfolio arising from loans originated when Mr. Morales was Chief Executive Officer. Futher, the Company must be realistic with respect to the amount, form, availability and cost of any new capital in light of changing capital markets and the regulatory restrictions that have been imposed on the Company and the Bank as a result of their designation as institutions in “troubled condition.”

Your Board believes that the amount of Tier 1 capital suggested by Messrs. Morales and Salmanson’s strategy fails to address the severity of losses suffered by the Company primarily as a result of loans originated in 2005 through 2007 when Mr. Morales was Chief Executive Officer.  Based on the Company’s analysis of its current and projected capital needs and its recent experience seeking to raise Tier 1 capital, your Board believes that the Company will be unable to raise Tier 1 capital unless the infusion of such capital would be large enough to provide (i) a sufficient foundation to address the current actual and potential future loss exposures of the Company, and (ii) a platform for future growth.  Specifically, due to the recent deterioration in the loan portfolio, your Board recognizes that the required amount of Tier 1 capital will be significantly in excess of the newly proposed 40% maximum currently recommended by Messrs. Morales and Salmanson.

Your Board also believes that the Tier 2 capital strategy offered by Messrs. Morales and Salmanson is unrealistic because it overlooks the regulatory restrictions that have recently been imposed on the Company and the Bank and increases the financial strain on the organization. As a result of the Company’s designation as an institution in “troubled condition,” the Company may not make principal or interest payments to its creditors, including creditors who provide Tier 2 capital, without providing the FRB at least 45 days prior written notice and obtaining FRB approval of such payments.  Not only does this restriction affect existing creditors holding Tier 2 capital instruments, it will affect the amount, form, availability and cost of any new securities issued by the Company which may qualify for Tier 2 capital treatment because the new creditors would be subject to similar payment restrictions.  Assuming such capital could be raised in light of the regulatory restrictions, the use of Tier 2 capital instruments would cause additional financial strain on the Company at a time when it needs to protect and preserve its capital due to the costs arising from the dividend and debt service payments associated with those securities.

As a result, the capital plan developed by your Board contemplates a significant capital infusion resulting from the sale of securities qualifying for Tier 1 capital treatment to address the Company’s capital needs and the lack of availability of other forms of capital given the current condition of the capital markets and the regulatory restrictions imposed on the Company and the Bank.

•  Asset Quality.  Messrs. Morales and Salmanson have identified a sixth strategic objective which they describe as:

“6.            Asset Quality, Nonperforming Loans and Foreclosed Property Disposition: Asset Quality, Nonperforming Loans and Foreclosed Property Disposition: The Company’s continuing exit strategy from the SFR tract construction lending operations will take an accelerated focus on the elimination of completed housing inventory. The Company would continue to seek out orderly disposition of its completed housing projects in default, which include short-payoffs, auctions and providing alternative financing solutions for qualified borrowers unable to source mortgages in today’s difficult and illiquid markets. With regard to finished land lots financings that are within the SFR tract construction lending operations, the Company will also explore the longer term horizon of retaining these prospective foreclosed assets for a period of up to three or four years in order to avoid distressed selling of assets in an illiquid market at substantial discounts. The Company may explore an additional subsidiary of the Company to hold these longer-term assets rather than holding them in the principal operating subsidiary, Vineyard Bank. Retaining foreclosed assets for longer periods of time will require supplemental capital in Vineyard Bank or seek diversification, which can be obtained through strategic objective 5 above. With the overall reduction in longer-term funding costs, the Company’s capital and operations may be significantly improved by avoiding distressed liquidation, and augmenting capital with additional resources identified in strategic objective 5 above.”

Rather than representing strategic objectives, the specific tactics described in this additional objective identified by Messrs. Morales and Salmanson for addressing asset quality problems are customary operational activities which the Company normally pursues and will continue to pursue on a loan-by-loan basis to serve the strategic objectives of risk reduction and portfolio management which the Company identified as the first two of its five core strategic objectives.  While these tactics are appropriate and prudent, they are no different than those which your Board is already pursuing.  Further, while Messrs. Morales and Salmanson now offer this approach as a potential defect in the Board’s strategy, earlier implementation and execution of these strategies and tactics at a time when Mr. Morales was the Chief Executive Officer could have mitigated many of the issues currently faced by the Company and the Bank and reduced the impact of the capital infusion the Company now needs.

•  Diversification of Alternative Operating Revenue Channels.  Messrs. Morales and Salmanson have identified a seventh strategic objective which they describe as:

“7.            Diversification of Alternative Operating Revenue Channels: The Company will seek out additional non-interest income revenue channels which may be acquired by the Company. The diversification into synergistic product lines will allow for stabilization of alternative revenue channels that are not directly impacted by the economic interest rate cycles now being experienced.”

Although the objectives identified by Messrs. Morales and Salmanson include the Company’s previously announced objectives to reduce risk, reduce costs, and improve operating efficiencies, their “diversification” objective illustrates certain important differences between the strategic objectives which your Board considers to be in the best interests of the Company and its shareholders and those which Messrs. Morales and Salmanson have presented.  Your Board believes that focusing on the Company’s core businesses to maximize profitable operations, reducing enterprise risk, concentrating on improving the credit quality of new loan originations, and working through the asset quality issues in the existing portfolio are the core components of a prudent business strategy under the challenging economic circumstances that are expected over the near term. Your Board believes that “diversifying” by adding business units and business lines, whether through organic expansion or acquisitions, would not only carry potentially significant execution and integration risks, but would also interfere with the risk reduction strategies which your Board considers to be one of the Company’s most important objectives. While your Board believes in diversification and expansion of the Company in the long term, your Board also believes that in the near term the Company needs to focus on its core businesses to achieve the strategic objectives which the Board has adopted and that diversification into new businesses, whether through organic expansion or acquisitions, will dangerously stretch and waste the Company’s resources and jeopardize the Company’s ability to successfully execute our objectives to reduce risk and costs and improve efficiencies.

Unlike the individuals nominated by Messrs. Morales and Salmanson, your Board has extensive experience with the Company during past business cycles which makes it uniquely qualified to implement a responsible business plan that will protect all shareholders during this adverse business cycle.

As a result of its substantial experience managing the Company through past business cycles, your Board understands the issues which the Company faces in the current adverse business cycle. Your Board strongly believes that it is therefore better qualified to successfully execute the prudent strategic objectives necessary to protect and promote shareholders’ interests compared to a Board comprised primarily of individuals who have no background or experience with the Company or its current challenges and who presumably will support the strategic objectives identified by Messrs. Morales and Salmanson, including objectives which your Board considers to be unrealistic or ill-advised in the near term.

In addition, except for Mr. LeSieur, who is temporarily acting as our interim Chief Executive Officer pending the appointment of a permanent replacement for Mr. Morales, your Board is composed of independent directors whose interests are aligned with those of other non-management shareholders.

Unlike the six incumbent directors who are standing for re-election at the Annual Meeting, the individuals nominated by Messrs. Morales and Salmanson are subject to regulatory disapproval and therefore may not be permitted to serve on the Board.

The FRB has designated the Company to be in a “troubled condition” and the OCC has designated the Bank to be in a “troubled condition.”  As a result of these designations, neither the Company nor the Bank may appoint or propose for nomination any new director without providing the appropriate federal banking agency with prior notice.  We have instituted the required prior notice procedure with the FRB and the OCC regarding the nomination of Mr. Roush for approval for him to serve as a director if he is elected by shareholders. Although prior regulatory notice is not required for the individuals nominated by Messrs. Morales and Salmanson, any of those nominees who are elected by shareholders will thereupon be required to notify the FRB and the OCC and will be subject to regulatory review and potential disapproval from serving as directors.

Either the FRB or the OCC may disapprove a notice if it finds that the competence, experience, character, or integrity of the individual with respect to whom the notice is submitted indicates that it would not be in the best interests of the depositors of the regulated institution or in the best interests of the public to permit the individual to be employed by, or associated with, the regulated institution.

As a result of the troubled condition of the Company and the Bank, your Board believes that the strategic objectives advocated by Messrs. Morales, Salmanson and their nominees, as well as the lack of relevant banking experience and competence in managing financial institutions exhibited by most of their nominees, creates a risk that one or more of Messrs. Morales, Salmanson or their nominees would be disapproved for service as a director if elected, or that Mr. Morales would be prohibited from service as an officer.

Your Board strongly believes that the strategic objectives which it has adopted, as well as those which it has opposed, reflect the commitment which your Board has to protecting the Company and the interests of all of its shareholders in the face of important challenges during this adverse business cycle.

Accordingly, your Board recommends that you vote AGAINST Messrs. Morales and Salmanson’s nominees by not returning any proxy materials received from Messrs. Morales and Salmanson and instead vote FOR the Company’s seven nominees.

Director Independence

The Board and its various committees must have participation by members who are “independent” as defined by the applicable rules and regulations of The NASDAQ Global Select Market, including Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC.  The Board has determined that each of Messrs. Alvarez, Buxbaum, Keagle, Quincey, Ravitz and Roush is independent under such rules and regulations.  Mr. LeSieur is not considered independent by virtue of his service as interim Chief Executive Officer, and Mr. Quincey is acting as Lead Director.

Committees and Meetings

The Board maintains an Audit Committee, Compensation Committee and Nominating Committee.  The members of these committees are identified in the following table.  All committee charters are available on the Company’s IR website at www.vnbcstock.com.

Name	Age	Committees
Frank S. Alvarez	73	Audit (Chair), Nominating
David A. Buxbaum	63	Compensation (Chair), Nominating
Charles L. Keagle	68	Audit, Compensation
James G. LeSieur (Chairman)	66	none
Dr. Robb D. Quincey	48	Audit, Compensation, Nominating
Joel H. Ravitz	62	Compensation, Nominating (Chair)

•
Audit Committee. The purpose of the Audit Committee is to (i) assist the Board in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies and auditing practices; (ii) review the independence of the outside auditors and the objectivity of internal auditors; (iii) review the adequacy and reliability of disclosures to shareholders; and (iv) perform other functions as deemed appropriate.  Accordingly, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, which reports directly to the Audit Committee.  In addition, the Audit Committee provides assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.  Please also see the Audit Committee Report found under “Proposal 2” in this Proxy Statement.

•
Compensation Committee. The purpose of the Compensation Committee is to (i) assist the Board in fulfilling its oversight responsibilities related to compensation philosophy, strategies, policies and programs of the Company and its subsidiaries, and (ii) review and approve specific compensation actions dealing with the CEO and other executive officers who are designated by the Board as being Section 16 officers under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

•
Nominating Committee. The purpose of the Nominating Committee is to (i) assist the Board by identifying individuals qualified to become Board members; (ii) recommend to the Board the director nominees for the next annual meeting of shareholders; (iii) recommend to the Board director nominees for each Board committee; and (iv) develop and recommend a set of corporate governance principles applicable to the Company.

During fiscal year 2007, the Board and the various committees held the following number of meetings: Board, 15; Audit Committee, 14; Compensation Committee, 7; and Nominating Committee, 1. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he served as a director, and (ii) the total number of meetings of the committees on which he served. It is a policy of the Board to encourage directors to attend each annual meeting of shareholders. Such attendance allows for direct interaction between shareholders and members of the Board.  Five of the six current members of the Board attended the Company’s 2007 annual meeting of shareholders.

The Board has determined that Mr. Alvarez qualifies as an “Audit Committee financial expert” under the regulations promulgated by the SEC and as “independent,” as independence for audit committee members is defined by the applicable rules and regulations of The NASDAQ Global Select Market, including Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC.

Board Selection Process

The Board is responsible for selecting and recommending director nominees for election by the Company’s shareholders and for making interim appointments of directors in accordance with the Company’s Bylaws.  The Nominating Committee assists the Board in this process by identifying individuals qualified to become directors and recommending to the Board the director nominees to be considered for election by the Company’s shareholders.

The Nominating Committee is responsible for annually reviewing and evaluating with the Board the appropriate skills and characteristics required of the Company’s directors in the context of the current composition of the Board and the Company’s goals for director nominees, including nominees who are current Board members.  The Nominating Committee has the authority to utilize third party providers, as appropriate, to assist it in fulfilling its Board selection function.  In identifying and evaluating nominees for director, the goals of the Nominating Committee include maintaining a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, community involvement, independence, commitment to the Company (including a meaningful ownership of our common stock with an acquisition investment of at least $100,000) and time available for service. Other important factors the Nominating Committee will consider in evaluating nominees include current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work together with other Board members and ability to commit adequate time to serve as a director.

Consideration of Shareholder Nominees

The policy of the Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board. In evaluating nominees, the Nominating Committee will look at the same factors described under the heading “Board Selection Process” that it uses for nominees which come to its attention from persons other than the Board. Recommendations must be submitted in writing to the attention of the Chair of the Nominating Committee, c/o Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, CA 92879, at least 120 days prior to the anniversary of the mailing of the previous year’s proxy materials.

Shareholders must include in such recommendation, (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of voting stock of the Company owned by the notifying shareholder; and (f) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Board and will serve as a member of the Board if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder believes the proposed nominee meets the criteria set forth in the Nominating Committee Charter for serving on the Board.

No candidates for director nominations were submitted to the Nominating Committee in accordance with the requirements described in the immediately preceding paragraph by any shareholder in connection with the election of directors at the Annual Meeting. Any shareholder that desires to recommend a candidate for nomination to the Board to be considered for election at our 2009 Annual Meeting of Shareholders is strongly encouraged to do so no later than March [*], 2009.

General Nomination Right of All Shareholders

Any shareholder of the Company may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in the Company’s Bylaws.  Pursuant to Article III, Section 3 of the Company’s Bylaws, in order for the director nomination to be timely, a shareholder’s notice must be received by the Company’s Secretary not less than 120 days prior to the anniversary of the mailing of the Company’s proxy statement for the previous year’s annual meeting; provided, however, that if the date for the current year’s annual meeting has changed more than 30 calendar days from the date on which the prior year’s annual meeting was held, then notice must be received by the Company’s Secretary not later than the close of business on the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made.  Notwithstanding the foregoing, if a director, chief executive officer or president of the Company resigns, is terminated or otherwise leaves office subsequent to the date that shareholders may nominate directors as set forth above, then shareholders may timely nominate directors up and until the matter of elections of directors is closed at the annual meeting of shareholders for the year in which the director, chief executive officer or president resigned, was terminated or otherwise left office.

The date of the Annual Meeting has changed more than 30 calendar days from the date on which the Company held its 2007 annual meeting of shareholders.  As a result, a director nomination for the Annual Meeting would have been timely if the shareholder’s notice was received by the Company’s Secretary not later than the close of business on June 23, 2008, which was the tenth calendar day following the date on which the Company issued a press release announcing the scheduling of the Annual Meeting.

Compensation of Non-Employee Directors

The Company adopted a Non-Qualified Directors’ Deferred Compensation Plan effective January 1, 2001.  The Deferred Compensation Plan allows directors to defer their Board fees and the amount provided as reimbursement for monthly health insurance related expenses, which will then provide for retirement benefits to be paid upon retirement, resignation, death, disability or as provided and elected in the directors’ deferral agreement.  The Company is under no obligation to make matching contributions to the Deferred Compensation Plan and pays a market interest rate on the deferred monies.

In addition, non-employee Directors of the Company were eligible to participate in the Company’s Amended and Restated 1997 Incentive Stock Option Plan (“1997 Option Plan”).  There were no stock options granted to non-employee Directors in fiscal year 2006 or 2007.  On November 12, 2007 the 1997 Option Plan expired; therefore the Company will no longer issue shares from this plan.  Options previous granted and outstanding expire on such date as the Board may determine, but not later than the tenth anniversary date from which the option was granted.

In May 2005, the shareholders approved the 2005 Restricted Share Plan (the “2005 Plan”).  Directors of the Company are eligible to receive grants of restricted shares under the 2005 Plan.  In February 2006, the non-employee Directors of the Company were each granted 1,575 restricted shares under the 2005 Plan for services rendered for the fiscal year 2005.  In January 2007, the non-employee Directors of the Company were each granted 2,129 restricted shares under the 2005 Plan for services rendered for the fiscal year 2006.  There have been no grants of restricted shares to the non-employee Directors of the Company for services rendered for the fiscal year 2007.

In May 2006, the shareholders approved the 2006 Incentive Stock Plan (the “2006 Plan”).  Under the 2006 Plan, the Company may issue stock options, restricted stock and stock appreciation rights to employees, directors and officers.  No awards under the 2006 Plan have been issued to non-employee Directors.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2007 for each non-employee Director of the Company.  Information related to Mr. Morales’ compensation is detailed in the “Summary Compensation Table” contained in this Proxy Statement.  Mr. Morales did not receive any additional compensation for his services as a Director.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Frank S. Alvarez	$48,000	$22,106	-	$17,243	$19,003	$106,352
David A. Buxbaum	$48,000	$22,106	-	$1,055	$19,003	$90,164
Charles L. Keagle	$48,000	$22,106	-	$12,709	$19,167	$101,982
James G. LeSieur	$75,000	$22,106	-	$618	$19,003	$116,727
Dr. Robb D. Quincey	$48,000	$12,882	-	$2,565	$18,675	$82,122
Joel H. Ravitz	$48,000	$22,106	-	$22,083	$19,003	$111,192
____________________

(1)
For 2007, each of the non-employee Directors received $3,000 monthly for their services as Company Directors and $1,000 monthly for their services as Bank Directors.  The chairman received an additional $1,500 monthly for the first three months of 2007 which was increased to an additional $2,500 monthly for April through December 2007. Of the amounts earned or paid in cash, the following amounts were deferred by each director pursuant to the Company’s Non-Qualified Directors Deferred Compensation Plan, including $1,500 per month the directors receive for health insurance related expenses (which can also be deferred pursuant to the Company’s Non-Qualified Directors Deferred Compensation Plan): Mr. Ravitz deferred $66,000, and Dr. Quincey deferred $66,000.

(2)
Amounts calculated in accordance with SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123R”). See Note 16 of the consolidated financial statements included in the Company Annual Report on Form 10-K for the year ended December 31, 2007. The full grant date fair value of the awards issued to each director in the fiscal year 2007, computed in accordance with SFAS No. 123R, is $42,160.

(3)
No option awards were granted to non-employee Directors in the fiscal year 2007.  At fiscal year-end, the aggregate number of option awards outstanding for each non-employee Director was as follows: Mr. Alvarez 26,763; Mr. Keagle 57,881; and Mr. Ravitz 138,915.

(4)	Represents the above market earnings in the fiscal year 2007. Above market earnings represent earnings greater than 120% of the applicable federal long-term rate of 5.54%.

(5)
Includes $1,500 per month for health insurance related expenses (which can also be deferred pursuant to the Company’s Non-Qualified Directors Deferred Compensation Plan), and cash dividends on restricted stock grants at $0.08 per share, paid in March, June, September and December 2007.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is chaired by Mr. Buxbaum and composed of Messrs. Buxbaum, Keagle, Ravitz and Quincey. No member of the Board’s Compensation Committee has served as one of the Company’s officers or employees at any time. None of the Company’s executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of the Company’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Board’s Compensation Committee.

Communications with the Board

Shareholders may communicate with the Board by sending a letter to the Company’s Board, c/o Corporate Secretary, Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, CA 92879.  The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit shareholder correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Board of Directors Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE COMPANY’S NOMINEES FOR DIRECTOR BY PROPERLY EXECUTING AND RETURNING THE ACCOMPANYING BLUE PROXY OR VOTING INSTRUCTION CARD OR BY VOTING ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

General Information

The Audit Committee of the Board has appointed KPMG as the Company’s independent public accounting firm for the fiscal year ending December 31, 2008. The submission of this matter for approval by shareholders is not legally required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not ratify the selection of KPMG, the selection of such firm as the Company’s independent public accounting firm may be reconsidered by the Audit Committee.

Independent Public Accounting Firm

KPMG served as the Company’s independent public accounting firm for the audit of the Company’s financial statements for fiscal years 2006 and 2007 and has been engaged for fiscal year 2008. The Company initially engaged KPMG as its independent public accounting firm in 2006 following notification from the Company’s then independent public accounting firm, Vavrinek, Trine, Day & Company, LLP (“VTD”), that it would not be standing for re-election as the Company’s independent public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting.  Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from shareholders.

Principal Account Fees and Services

The following is a summary of the fees billed to the Company by its current independent public accounting firm, KPMG, for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006:

	2007	2006
Audit fees	$1,627,272	$551,400
Audit-related fees	59,711	36,800
Tax fees	61,100	-
All other fees	-	3,300
Total	$1,748,083	$591,500

The following is a summary of the fees billed to the Company by its former independent public accounting firm, VTD, for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006:

	2007	2006
Audit fees	$-	$7,500
Audit-related fees	7,500	-
Tax fees	12,200	43,700
All other fees	-	39,530
Total	$19,700	$90,730

Audit Fees

Audit fees are fees incurred in connection with the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s quarterly reports filed with the SEC, Sarbanes-Oxley Act of 2002 assessment fees, statutory audits, consents and review of documents filed with the SEC for the Company and the Bank.

Audit-Related Fees

Audit-related fees are fees incurred in connection with the issuance of comfort letters related to a registration statement on Form S-3, and consultation services related to stock based compensation and the acquisition of Rancho Bank.

Tax Fees

Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

All Other Fees

All other fees include loan participation test work and other assessments as necessary.

Change in Auditors

On March 23, 2006, VTD notified the Audit Committee that it declined to stand for reelection as the Company’s independent public accounting firm effective immediately.

The reports of VTD on our consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the last two fiscal years, there were no disagreements between the Company and VTD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of VTD, would have caused VTD to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

During the last two fiscal years, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company previously provided VTD with a copy of the foregoing disclosure and requested that VTD furnish the Company with a letter, addressed to the SEC, stating whether or not VTD agreed with the statements made herein, and, if not, stating the respects in which it did not agree.  VTD indicated in its letter dated March 29, 2006, a copy of which was filed as Exhibit 16.1 to the Form 8-K filed with the SEC on March 29, 2006, that it agreed with the statements contained herein.

On March 28, 2006, the Audit Committee engaged KPMG as its independent public accounting firm for the fiscal year ending December 31, 2006.  During the fiscal years ended December 31, 2005 and 2004 and through March 28, 2006, neither the Company nor anyone on its behalf consulted with KPMG with respect to the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services, including tax services, performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve any service to be provided by the independent auditor.  The Audit Committee annually reviews and pre-approves services that may be provided by the independent auditor.

The Audit Committee considered the compatibility of the provision of other services by its independent auditor with the maintenance of such independent auditor’s independence.  The Audit Committee approved all audit and non-audit services provided by its independent auditor.

Audit Committee Report

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of Vineyard National Bancorp. The Audit Committee manages Vineyard National Bancorp’s relationship with its independent auditors, who report directly to the Audit Committee.

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and KPMG, LLP, the independent auditors for Vineyard National Bancorp, regarding the audited consolidated financial statements as of and for the year ended December 31, 2007. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

The Audit Committee also obtained from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as currently in effect.  The Audit Committee discussed with the independent auditors any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

The Audit Committee
Frank S. Alvarez (Chair)
Charles L. Keagle
Robb D. Quincey

Board of Directors Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR BY PROPERLY EXECUTING AND RETURNING THE ACCOMPANYING BLUE PROXY OR VOTING INSTRUCTION CARD OR BY VOTING ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Set forth below is information with respect to the principal occupations during the last five years for the senior executive officers of the Company and the Bank who do not serve as directors of the Company or the Bank.

Maureen Clark, age 48, was hired in December 2007 as Senior Vice President and Chief Information Officer of the Company and the Bank.  Prior to joining the Bank, Ms. Clark served as Senior Vice President and Chief Information Officer at Jackson Federal Bank, from 1999 to 2004.  Upon acquisition of Jackson Federal Bank by Union Bank of California in 2004, Ms. Clark managed merger integration activities and system transitions from 2004 to 2005.  Ms. Clark took a sabbatical from 2005 through 2007.  With over twenty years of experience in financial services and information technology, Ms. Clark has an extensive background in project management, and the development and implementation of institutional technology strategies and policies.

Lucilio Couto, age 39, is Senior Vice President and Chief Risk Officer of the Company and the Bank.  Mr. Couto was appointed in July 2007.  Mr. Couto is responsible for enterprise risk management, information security, consumer compliance (CRA/BSA) and general regulatory issues. Prior to joining the Bank, Mr. Couto spent over 15 years working for the Federal Deposit Insurance Corporation (FDIC) from August 1991 to July 2007.  Most recently he served as Senior Risk Management Examiner, with expertise in risk management, regulatory compliance, credit analysis and financial statement analysis.

Karyn Elkington, age 54, is Senior Vice President and Chief Culture Officer of the Company and the Bank. Ms. Elkington has been with the Bank since January 2005.  Ms. Elkington has over 25 years of Human Resources expertise in areas such as employee relations, strategic recruitment, performance management, compensation/salary administration, incentive programs, and human resources information systems all within the financial services and banking industry. Prior to joining the Bank, Ms. Elkington served as the Senior Vice President and Human Resources Director at the Geneva Companies/Citigroup from November 1999 to January 2005.

Gordon Fong, age 41, is Executive Vice President and Chief Financial Officer of the Company and the Bank.  Mr. Fong joined the Bank in June 2002.  Prior to joining the Bank, Mr. Fong was the Senior Vice President and Chief Financial Officer of First Coastal Bank in El Segundo, California, from September 1997 to December 2001.  Mr. Fong began his career at Deloitte & Touche, LLP. Mr. Fong is also a certified public accountant.

Donald Pelgrim, age 46, is Executive Vice President and Chief Administrative Officer of the Company and the Bank.  Mr. Pelgrim is also the Secretary of the Company and the Bank.  Mr. Pelgrim has been with the Bank since October 2004.  Before joining the Bank, Mr. Pelgrim worked as an attorney in private practice for approximately six years and was with the law firm of Rutan and Tucker LLP from 2003 to October 2004 prior to joining the Company.  As an attorney and banker, Mr. Pelgrim brings over twenty years of financial sector experience to the Bank.  As Executive Vice President and Chief Administrative Officer, Mr. Pelgrim oversees corporate services, legal engagements, marketing and sales support, strategic planning and strategic partnering.

J. Chris Walsh, age 49, is Executive Vice President and Chief Banking Officer of the Company and the Bank.  Mr. Walsh joined the Bank in October 2006.  Mr. Walsh is responsible for overseeing and expanding each of the Bank’s focuses in existing and new markets related to community banking, cash management services, business and commercial banking, operation services, entrepreneur services and community services.   Prior to joining the Bank, Mr. Walsh was the Executive Vice President and head of relationship banking at Commercial Capital Bank, a $5 billion institution with over 20 banking offices in California.  Mr. Walsh brings over 25 years of banking experience in southern California.  Starting his career with Security Pacific National Bank, he has held senior management positions with Bank of California, U.S. Trust, California Bank & Trust and was the president of Sunwest Bank.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the compensation philosophy and objectives the Company, and the processes and procedures of the Board of Directors and Compensation Committee with respect to the compensation earned by our Chief Executive Officer (“CEO”), Chief Financial Officer and our three other most highly compensated executive officers, as named in the “Summary Compensation Table” below.  We refer to all of these officers as named executive officers, (“NEOs”).  Although the compensation programs discussed below are applicable to other executives of the Company, this CD&A focuses primarily on the NEOs.

Compensation Philosophy and Objectives

The Company believes that the most effective executive compensation program is one that is aligned with achievement of its specific annual, long-term and strategic goals.  The Company intends for its compensation program to align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.  The Company evaluates both performance and compensation to ensure that it maintains its ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation.  To that end, the Company believes its executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Compensation Committee (the “Committee”) makes all compensation decisions with respect to the NEOs.  The CEO consistently reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Committee). Periodic recommendations based on the CEOs reviews, including recommendations on salary adjustments and annual award amounts, are presented to the Committee. The Committee then exercises its discretion and modifies any recommended adjustments or awards to NEOs, to align any such adjustment or award with the overall compensation philosophies of the Company.  The Committee is solely responsible for reviewing the CEOs performance with the input provided by other Board members, and is also solely responsible for the annual review and adjustment of the CEOs compensation.

Setting Executive Compensation

Based on the foregoing objectives, the Company has structured its executive compensation to motivate executives to achieve the business goals set by the Company, and to reward the executives for achieving such goals.

In 2007, though the Committee did not maintain a specific compensation peer group, it frequently reviewed the executive compensation of financial institutions with comparable asset size in the California region.  This compensation data was used for subjective review and confirmation of the reasonableness of the compensation paid to the NEOs.  The data also provided the Committee with valid information concerning market pay practices with respect to the pay mix among base salary, annual bonus and long-term incentives.  The Committee may diverge from the data reviewed to recognize exceptional talent and meet local market conditions, and may provide other benefits to recruit, retain and motivate highly qualified executives.

Administration Of The Company’s Compensation Program

The Company monitors its compensation program through the Committee.  The Committee ensures that the total compensation paid to the Company’s NEOs is appropriate given the Company’s compensation goals and philosophies, as well as the skill sets and abilities of each individual recipient.  The Company, through the Committee, endeavors to ensure that each NEOs compensation and benefits are appropriate as compared to similar executive officers within the banking industry.

The Committee’s responsibilities are discussed in detail in its charter.  Among other duties, the Committee has the responsibility to:

▪	establish the base salary, incentive compensation and any other compensation for the Company’s CEO;

▪	review and approve the base salary, incentive compensation and other compensation for the other executive officers in consultation with the Company’s CEO;

▪	perform other functions or duties deemed appropriate by the Board; and

▪	monitor the Company’s management incentive and equity-based compensation plans, retirement and benefit plans and discharge the duties imposed on the Committee by the terms of those plans.

Compensation decisions for the executive management team, which includes the Company’s NEOs, executive officers, and the non-employee Directors, are made by the Committee.

Upon request of the Committee, the Chairman of the Board, the CEO, the Chief Culture Officer, the Chief Administrative Officer, and the Director of Human Resources may also attend Committee meetings. The Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. The Company’s Human Resources department supports the Committee in its duties and, along with the CEO, may be delegated authority to fulfill certain administrative duties regarding the compensation programs.

Elements of 2007 Executive Compensation

For the fiscal year ended December 31, 2007, the principal elements of compensation for the NEOs were:

▪	base salary;

▪	performance-based incentive compensation including cash (short term) and equity (long term);

▪	other equity (non-incentive related) compensation; retirement and other benefits; and

▪	perquisites and other personal benefits.

Base Salary

The Company provides NEOs with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined by using market assessments and internal evaluations for each executive based on his or her position, experience, anticipated contributions and responsibilities.

As part of its review of base salaries for executives, the Committee primarily considers:

▪	market data provided by public proxy information which may be confirmed or reviewed by independent sources;

▪	internal review of the executive’s compensation, both individually and relative to other officers;

▪	scope of the roles, duties and responsibilities of the executive and the impact these duties have on the Company; and

▪	individual performance of the executive.

Salary levels are typically reviewed bi-annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The Company’s performance-based incentive compensation program is designed to provide cash (short-term) and equity-based (long-term) incentive compensation to encourage the growth of shareholder value, promote high performance and achievement of corporate goals by executive management and key employees and allow key employees to participate as an equity shareholder in the long-term growth and profitability of the Company.

The cash portion of the incentive compensation is intended to reward the implementation of shorter-term operating initiatives, which generally produce the current year operating earnings, and the equity portion is intended to reward the creation of long-term shareholder value over a three to four year horizon.

The allocation between cash and equity incentive compensation paid to each NEO depends on the NEOs role and performance within the Company.  For fiscal year 2007, the cash allocation portion of the Company’s performance based incentive compensation was based upon a percentage of Return on Average Common Equity (“ROACE”) and the individual’s base salary.  As discussed below, the equity allocation of this compensation is based upon a percentage of the cash portion.

NEOs are awarded a cash incentive based on the Company’s ROACE for the annual measurement period. Each participant receives a cash award based on a range of 0.25 to 2.0 times the ROACE, multiplied by their respective base salary. The determination of the percentage by which the ROACE is multiplied is determined by comparing the Company’s final operating results with its operating plan targets, and determining whether the final operating results “generally mostly met,” “generally met” or “generally mostly exceeded” the Company’s operating plan targets.  We believe that disclosure of the specific operating targets would provide our competitors with information about certain elements of our strategic plan that could negatively impact our competitiveness in the marketplace and limit our ability to achieve the company’s financial objectives. Moreover, we also believe that such disclosure would provide our competitors with confidential information about our compensation programs that may enable the effective recruitment of certain key executives.  If the Company “generally mostly met” its operating plan targets, the ROACE is multiplied by between 0.25 and 0.75.  If the Company “generally met” its operating plan targets, the ROACE is multiplied by between 0.75 and 1.0. If the Company “generally mostly exceeded” its operating plan targets, the ROACE is multiplied by between 1.0 and 2.0.  In addition, the Committee retains the discretion to adjust an executive officer’s incentive compensation amount (cash and equity) to reflect elements of the executive’s performance that may not have been reflected in the ROACE.

For 2007, if the Company had “generally mostly met” its operating objectives, it would have multiplied the ROACE by 0.50 and the cash portion of the performance-based incentive for the NEOs would have ranged from 25 percent to 80 percent of total compensation.

For the 2007 fiscal year, the Company “did not meet” its operating objectives therefore no cash awards were granted to the NEOs, with the exception of the cash incentive award paid to Mr. Cain as disclosed in the “Summary Compensation Table” set forth below.  Mr. Cain’s offer of employment stated that Mr. Cain would receive a minimum of $250,000 for fiscal year 2007, to be paid quarterly, based on production and an additional minimum of $50,000 to be paid in early 2008 as part of the executive management annual incentive for fiscal 2007. As of May 12, 2008, Mr. Cain’s employment has been terminated.

The equity-based component to the annual performance-based incentive compensation was established to align the NEOs with longer-term franchise and shareholder value creation, and to recognize the achievement of individual qualitative performance objectives.  Equity awards are granted to participating individuals, including NEOs, based on the cash awards earned through the ROACE calculation identified above. Although the equity payout is based on the cash awards earned by each individual, the plan is discretionary and the Committee retains the discretion to adjust an executive officer’s equity compensation amount to reflect elements of the executive’s performance that may not have been reflected in the ROACE cash payment.

As identified above, for the fiscal year 2007, the Company “did not meet” its operating objectives therefore, no equity awards were granted to any of the NEOs.

Other Equity Compensation

The Company also utilizes equity compensation to:

▪	enhance the link between the creation of shareholder value and long-term executive compensation;

▪	provide an opportunity for increased equity ownership by executives;

▪	maintain competitive levels of total compensation (relating to base compensation as well as incentive compensation); and

▪	retain employees.

Under the equity-based programs, the Committee may grant participants shares of the Company’s Common Stock, restricted stock, share units, stock options, stock appreciation rights, and incentive Awards. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. Further, the Committee has the discretion to increase or decrease the amount of any performance based awards. To date, no such adjustments have been deemed necessary.  Some of the factors the Committee considers in making such adjustments include: (i) failure to achieve individual designated performance goals; (ii) exceeding individual designated performance goals; (iii) the Company’s financial performance and other performance based factors. Awards of restricted shares or share units generally cliff vest after four years from the date of the grant. Awards of restricted shares or share units to individuals subject to Section 16 of the Exchange Act require the approval of the Committee.

Subject to certain exceptions set forth below, the Company typically issues restricted stock grants to its NEOs and other executive officers once a year following the disclosure of year-end operating results on Form 8-K. These grants are based on each executive officer’s contribution and performance during the previous year as recommended for approval to the Committee by the CEO. Restricted stock grants may also be issued to select new employees as part of their initial compensation package, and such grants are traditionally issued on the date of hire.

Retirement and Other Benefits

The Company has established and maintains a Non-Qualified Deferred Compensation Plan for certain members of management, which includes NEOs, permitting such individuals to defer base salary and cash incentive compensation which is later paid out at the benefit distribution date.  This plan provides for payments commencing upon retirement, death, participant termination or plan termination.  Participants in this plan always have a fully vested right to benefits attributable to deferrals and Company contributions made under the plan.  The Company’s match for all NEOs is dollar for dollar up to 10% of annual base salary.  The Company’s contribution, in the aggregate, for all participants cannot exceed 4% of the total compensation of all Company employees.  As this is a non-qualified plan, the participants are not limited to the amount in which they can defer annually on an individual basis; potentially each NEO could contribute 100% of their base salary and annual incentive award to this plan each year. Additional information with respect to each NEOs contribution to this Non-Qualified Deferred Compensation Plan and the Company’s matching contribution appears in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” set forth below, and also in the “Non-Qualified Deferred Compensation Table” set forth below.

In addition, the Company has a 401(k) Plan for all eligible employees.  For the fiscal year 2007, employees could contribute between 1% and 100% of their compensation, up to a maximum of $15,500, to this plan.  The Company’s contributions to the plan are based upon an amount equal to 50% of each participant’s eligible contribution for the plan year not to exceed 6% of the employee’s compensation.  The Company’s matching contributions vest immediately.  Additional information with respect to each NEOs contribution to the 401(k) Plan and the Company’s matching contribution thereto appears in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” set forth below.

The Company covers the costs of all health benefits provided to NEOs while such persons are employed by the Company or the Bank.  The health benefits generally include medical, dental and vision benefits.  Additional information with respect to the cost of benefits provided to the NEOs appears in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” set forth below.

The Company also has an ESOP in which all employees are eligible to participate. Additional information with respect to the Company’s contribution provided to the NEOs appears in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” set forth below.

Perquisites and Other Personal Benefits

The Company provides perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation objectives of attracting and retaining superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Perquisites provided for NEOs may include, but are not limited to, the use of Company automobiles, automobile allowances, travel and transportation accommodations, entertainment expenses, participation in the plans and programs described above and the use of administrative assistant services for personal matters.

Attributed costs of the perquisites received by NEOs for the fiscal year 2006 and 2007 are included in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” set forth below.

Summary Compensation Table

The following table includes information concerning compensation for the two year period ended December 31, 2007 for the NEOs.  The compensation for the NEOs is paid by the Bank, except that a portion of Mr. Morales’s incentive compensation was paid by the Company.  None of the other NEOs receive separate compensation from the Company; however the Company reimburses the Bank for a portion of the NEOs compensation based upon estimated time spent on Company-related matters.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year		Salary (1)	Bonus	Awards (2)	Awards (3)	Compensation (4)	Compensation		Total

Norman A. Morales	2007		$475,000	-	-	$149,196	-	$191,727	(5)	$815,923
Former President	2006		$468,269	-	-	$13,898	$285,000	$148,760	(5)	$915,927
and Chief Executive Officer
Gordon Fong	2007		$235,000	-	$138,318	-	-	$62,134	(6)	$435,452
Executive Vice President	2006		$210,000	-	$165,243	-	$20,000	$51,593	(6)	$446,836
and Chief Financial Officer						-
Richard Hagan	2007		$237,500	-	$88,907	-	-	$58,243	(7)	$384,650
Former Executive Vice President	2006		$220,000	-	$117,886	-	$20,000	$65,122	(7)	$423,008
and Chief Credit Officer						-
Donald Pelgrim	2007		$237,500	-	$141,115	-	-	$58,852	(8)	$437,467
Executive Vice President	2006		$167,500	-	$50,596	-	$20,000	$33,826	(8)	$271,922
and Chief Administrative Officer						-
Michael Cain	2007		$234,231	-	$66,101	-	$300,000	$58,114	(9)	$658,446
Former Executive Vice President	2006	(10)	-	-	-	-	-	-		-
and Chief Lending Officer

_____________

 * All option and restricted stock grant amounts have been updated to reflect the 5% stock dividend issued in June 2007.

(1)
Reflects the amounts actually earned by the NEOs during the fiscal year, which may not necessarily reflect the annual base salary for such NEO for the fiscal year due to increases to base pay during the year.  In connection with Mr. Pelgrim’s promotion to Executive Vice President in November 2006, his annual base salary was increased to $225,000.  In July 2007 each of Mssrs. Fong, Hagan and Pelgrim received a salary increase bringing each of their respective base salaries to $250,000.  Mr. Cain’s employment commenced in March 2007, with a base salary of $300,000.

(2)
Amounts represent 2007 and 2006 expense recognized for all equity awards as calculated in accordance with SFAS No. 123R. See Note 16 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(3)
This amount reflects stock option expense relating to awards granted on October 30, 2006 and March 19, 2007 pursuant to Mr. Morales’ Employment Agreement.  The stock options had an exercise price of $21.06 and $21.44, respectively (which is equal to the closing price of the Company’s Common Stock on the date of grant). They would have vested three years from the date of grant and expired four years from the date of grant. The dollar amounts expensed for these awards were calculated in accordance with SFAS No. 123R. See Note 16 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(4)	These amounts represent non-equity cash incentive awards earned in 2006 and 2007 though paid in 2007 and 2008 in accordance with the Company’s performance-based incentive compensation program.

(5)
Includes for 2006: (i) automobile and gasoline allowance in the amount of $28,877; (ii) health benefits paid by the Company in the amount of $15,903; and (iii) perquisites consisting of Company paid disability insurance premium of $4,792, transportation and travel expense (including spouse travel) of $30,058, personal entertainment expense of $6,065, director annual commitment for membership on business council of $22,917, and three club membership dues totaling $40,148.  For 2007: (i) automobile and gasoline allowance in the amount of $98,959; (ii) health benefits paid by the Company in the amount of $18,440; and (iii) perquisites consisting of Company paid disability insurance premium of $4,792, transportation and travel expense (including spouse travel) of $10,671, personal entertainment expense of $10,278, and three club membership dues totaling $48,587.

(6)
Includes for 2006: (i) automobile and gasoline allowance in the amount of $11,759; (ii) $7,724 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2006; (iii) health benefits paid by the Company in the amount of $4,610; (iv) $7,500 allocated to Mr. Fong pursuant to the Company’s 401(k) Plan; and (v) $20,000 allocated to Mr. Fong pursuant to the Company’s Non-Qualified Deferred Compensation Plan. For 2007:(i) automobile and gasoline allowance in the amount of $21,427; (ii) $8,388 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2007; (iii) health benefits paid by the Company in the amount of $5,315; (iv) $7,294 allocated to Mr. Fong pursuant to the Company’s 401(k) Plan; and (v) $19,710 allocated to Mr. Fong pursuant to the Company’s Non-Qualified Deferred Compensation Plan.

(7)
Includes for 2006: (i) automobile and gasoline allowance in the amount of $18,567; (ii) $5,234 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2006; (iii) health benefits paid by the Company in the amount of $11,789; (iv) $7,532 allocated to Mr. Hagan pursuant to the Company’s 401(k) Plan; and (v) $22,000 allocated to Mr. Hagan pursuant to the Company’s Non-Qualified Deferred Compensation Plan.  For 2007: (i) automobile and gasoline allowance in the amount of $20,092; (ii) $3,962 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2007; (iii) health benefits paid by the Company in the amount of $11,860; (iv) $8,329 allocated to Mr. Hagan pursuant to the Company’s 401(k) Plan; and (v) $14,000 allocated to Mr. Hagan pursuant to the Company’s Non-Qualified Deferred Compensation Plan.  Subsequently, Mr. Hagan’s employment has been terminated as of June 18, 2008.

(8)
Includes for 2006: (i) automobile allowance in the amount of $8,050; (ii) $2,400 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2006; (iii) health benefits paid by the Company in the amount of $7,443; (iv) $5,166 allocated to Mr. Pelgrim pursuant to the Company’s 401(k) Plan, and (v) $10,767 allocated to Mr. Pelgrim pursuant to the Company’s Non-Qualified Deferred Compensation Plan.  For 2007: (i) automobile allowance in the amount of $10,675; (ii) $6,001 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2007; (iii) health benefits paid by the Company in the amount of $11,860; (iv) $5,316 allocated to Mr. Pelgrim pursuant to the Company’s 401(k) Plan, and (v) $25,000 allocated to Mr. Pelgrim pursuant to the Company’s Non-Qualified Deferred Compensation Plan.

(9)
Includes: (i) automobile allowance in the amount of $12,391; (ii) $3,603 in cash dividends paid on restricted stock grants at $0.08 per share, paid in March, June, September and December 2007; (ii) health benefits paid by the Company in the amount of $11,820; (iii) $6,300 allocated to Mr. Cain pursuant to the Company’s 401(k) Plan, and (iv) $24,000 allocated to Mr. Cain pursuant to the Company’s Non-Qualified Deferred Compensation Plan.

(10)	Mr. Cain’s employment commenced in March 2007. Subsequently, Mr. Cain’s employment has been terminated as of May 12, 2008.

Grants of Plan-Based Awards Table

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target	Max	Threshold	Target	Max	Units (3)	Options	Awards	Awards(4)
Norman A. Morales(1)	-	$-	$570,000	$570,000	-	-	-	-	-	-	-
	3/19/2007	-	-	-	-	-	-	-	52,500	$21.44	-

Gordon Fong(2)	3/7/2007	-	-	-	-	3,151	-	-	-	-	$73,539
	-	$11,000	$88,000	$88,000	-	-	-	-	-	-	-

Richard Hagan (2)	3/7/2007	-	-	-	-	2,940	-	-	-	-	$68,636
	-	$11,250	$90,000	$90,000	-	-	-	-	-	-	-

Donald Pelgrim(2)	3/7/2007	-	-	-	-	4,200	-	-	-	-	$98,052
	-	$11,250	$90,000	$90,000	-	-	-	-	-	-	-

Michael Cain(2)	3/7/2007	-	-	-	-	-	-	13,933	-	-	$317,286
	-	-	$300,000	-	-	-	-	-	-	-	-

_____________

(1)
Pursuant to Mr. Morales’ Employment Agreement, Mr. Morales was entitled to receive an incentive bonus based on the Company’s financial performance.  The amounts payable under the incentive compensation plan for calendar year 2006 were determined by a formula based on the Company’s ROACE.  For calendar years 2007, 2008 and 2009, the amounts payable under the incentive compensation plan would have been determined by a formula based on both the Company’s ROACE and the Company’s EPS growth. This incentive payout could have ranged between zero and 120% of Mr. Morales’ base salary, with a maximum payout of $570,000.  As disclosed in the “Summary Compensation Table”, Mr. Morales received a non-equity incentive award of $285,000 based on the Company’s ROACE of approximately 16.8% for fiscal year 2006. Mr. Morales did not receive a non-equity incentive award for fiscal year 2007.  In addition, under the terms of the previous Employment Agreement Mr. Morales was entitled to receive stock option awards.  Stock option awards to acquire 52,500 shares of Common Stock were granted on October 30, 2006 and March 19, 2007, respectively.  The stock options had an exercise price of $21.06 and $21.44, respectively (which is equal to the closing price of the Company’s Common Stock on the date of grant). The stock options would have vested three years from the date of grant and would have expired four years from the date of grant. The dollar amount recognized for this award was calculated in accordance with SFAS No. 123R. See Note 16 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(2)
For fiscal year ended December 31, 2007, as disclosed in the Summary Compensation Table, Mr. Cain received a non-equity cash incentive award of $300,000 for fiscal 2007, based on the terms of his offer of employment.  No other NEOs received non-equity cash incentive awards as a portion of the Company’s performance-based incentive compensation. The cash portion of the Company’s performance-based incentive compensation was based upon a percentage of the Company’s ROACE.  If the Company would have met its operating objectives, each participant in the performance-based incentive compensation plan would have been eligible to receive a non-equity cash incentive award based on a range of 0.25 to 2.0 times the ROACE, multiplied by his or her base salary.

(3)
These stock awards were granted in 2007 for fiscal year 2006 pursuant to the Company’s equity based programs as follows:  (i) Mr. Fong was granted 3,151 shares of restricted Common Stock as an equity incentive award; (ii) Mr. Hagan was granted 2,940 shares of restricted Common Stock as an equity incentive award; (iii) Mr. Pelgrim was granted 4,200 shares of restricted Common Stock as an equity incentive award; and (iv) Mr. Cain was granted 13,933 shares of restricted Common Stock related to the commencement of his employment as an executive officer, as an equity stock award.  The granting of restricted shares gives the recipient the right to receive any cash or stock dividends paid in respect to unvested restricted shares and the right to vote such shares.

(4)	The grant date dollar value recognized for these awards was calculated in accordance with SFAS No. 123R.

Outstanding Equity Awards Value Table at December 31, 2007

The following table includes certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to the NEOs at fiscal year ended December 31, 2007. The number of options and stock awards held at December 31, 2007 include options granted under the Company’s 1997 Option Plan and stock awards granted under the Restricted Stock Plans adopted in 2002, 2003 and 2004 (the “Restricted Stock Plans”) the 2005 Plan and the 2006 Plan.

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:						Plan Awards:
	Number of	Number of	Number of			Number	Market Value	Number of	Market or
	Securities	Securities	Securities			of Shares	of Shares	Unearned Shares,	Payout Value of
	Underlying	Underlying	Underlying			or Units of	or Units of	Units or	Unearned Shares,
	Unexercised	Unexercised	Unexercised	Option	Option	of Stock	of Stock	Other Rights	Units or Other
	Options	Options	Unearned	Exercise	Expiration	That Have	That Have	That Have	Rights That Have
Name	Exercisable (1)	Unexercisable (2)	Options	Price	Date	Not Vested	Not Vested (3)	Not Vested	Not Vested (3)
Norman A. Morales		52,500	-	$21.06	10/30/2010	-	-	-	-
	-	52,500	-	$21.44	3/19/2011	-	-	-	-

Gordon Fong (4)	-	-	-	-	-	5,250	$53,025	12,889	$130,179

Richard Hagan(5)	23,152	-	-	$1.73	12/23/2010	-	-	12,652	$127,785
	11,576	-	-	$3.89	6/26/2012	-	-	-	-
	5,513	-	-	$7.26	2/26/2013	-	-	-	-
	22,050	-	-	$12.70	8/27/2013	-	-	-	-

Donald Pelgrim(6)	-	-	-	-	-	15,750	$159,075	4,200	$42,420

Michael Cain (7)	-	-	-	-	-	13,933	$140,723	-	-

___________________

(1)           All options are exercisable as of December 31, 2007.

(2)
52,500 options were to vest on the third anniversary from date of grant, October 30, 2006; and 52,500 options were to vest on the third anniversary from date of grant, March 19, 2007. Upon the resignation of Mr. Morales on January 23, 2008 these options were cancelled.

(3)	Market value based on closing price of the Company’s Common Stock at December 31, 2007, multiplied by the number of shares granted.

(4)
Shares of restricted stock vest as follows: 5,250 shares vest on July 1, 2009; Shares of equity incentive stock vest as follows: 2,625 shares vested on January 20, 2008; 2,362 shares vested on February 13, 2008; 3,176 shares vest on February 7, 2009; 1,575 shares vest on February 13, 2010 and 3,151 shares vest on March 7, 2011.

(5)
Shares of equity incentive restricted stock vest as follows: 2,100 shares vested on January 20, 2008; 2,362 shares vested on February 13, 2008; 3,675 shares vest on February 7, 2009; 1,575 shares vest on February 13, 2010; and 2,940 shares vest on March 7, 2011.  Upon the termination of Mr. Hagan’s employment on June 18, 2008, all unvested shares were cancelled.  In addition, all options will be cancelled if not exercised on or before July 18, 2008.

(6)
Shares of restricted stock vest as follows: 5,250 shares vest on October 18, 2008 and 10,500 shares vest on November 1, 2010; Shares of equity incentive stock vest as follows: 4,200 shares vest on March 7, 2010.

(7)	Shares of restricted stock vest as follows: 13,933 shares vest on March 12, 2011. Upon the termination of Mr. Cain’s employment on May 12, 2008, this restricted stock grant was revoked.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the shares acquired upon exercise or vesting by the NEOs during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name and Principal Position	on Exercise	on Exercise	on Vesting *	on Vesting
Gordon Fong (1)	-	-	4,568	$94,252

Richard Hagan (2)	-	-	4,568	$108,960

____________________

*The number of shares vested, which has been adjusted for the 5% stock dividend issued in June 2007, reflects the gross amount of shares acquired, without netting any shares surrendered to pay taxes.

(1)
Value realized based on closing price of $24.07 on February 13, 2007, the day of vesting, multiplied by 2,363 shares plus closing price of $16.95 on September 11, 2007, the day of vesting for 2,205 shares.

(2)
Value realized based on closing price of $24.07 on February 13, 2007, the day of vesting, multiplied by 2,363 shares plus closing price of $23.62 on February 26, 2007, the day of vesting for 2,205 shares.

Non-Qualified Deferred Compensation

The table below provides information concerning the deferred compensation for each of the Company’s NEOs during the fiscal year ended December 31, 2007.

Upon a distributable event (termination of employment, participants attainment of normal retirement age, death, plan termination) each NEO listed below is entitled to receive as a lump sum or installment payment(s) the aggregate balance in their deferred compensation accounts. If a termination of employment had occurred as of December 31, 2007, in addition to other benefits discussed herein, each NEO would be entitled to receive the amount specified in the Aggregate Balance at Last Fiscal Year End Column of this Table.

		Registrant	Aggregate	Aggregate
	Executive	Contributions	Earnings in	Balance at Last
	Contributions	in Last Fiscal	Last Fiscal	Fiscal Year
Name	in Last Fiscal Year	Year(1)	Year(2)	End(3)
Norman A. Morales	$-	$-	$4,345	$237,789

Gordon Fong	$19,710	$19,710	$7,338	$118,768

Richard Hagan	$14,000	$14,000	$15,505	$391,315

Donald Pelgrim	$25,200	$25,000	$5,525	$122,562

Michael Cain	$24,000	$24,000	$1,505	$49,490
____________________

(1)
These amounts represent the Company’s contributions for each NEO during fiscal year ended December 31, 2007.  The amount set forth in the Registrant Contributions column has been reported in the “Summary Compensation Table.”

(2)	These amounts represent earnings based on each NEOs investment selection. There are no above-market or preferential earnings under the Company’s non-qualified deferred compensation plan.

(3)	These amounts represent the total plan balance for each NEO as of December 31, 2007.

Employment Agreement

Mr. Morales was the only NEO with an employment agreement.  On April 9, 2007 the Board approved an Amended and Restated Employment Agreement for Mr. Morales (referred to as the “Employment Agreement”), which amended and superseded Mr. Morales’ prior employment agreement dated October 1, 2003, as amended on September 29, 2006, each among the Bank, the Company and Mr. Morales.  The Employment Agreement had an effective date of October 2, 2006.

This Employment Agreement had an initial four year term which commenced on January 1, 2006.  The term of the Employment Agreement was automatically extended for an additional year at the end of each year unless the Board elected not to renew the term by giving written notice to Mr. Morales by September 1 of the year in which it decided not to renew the contract.  Under the terms of the Employment Agreement, Mr. Morales was paid an annual salary of $475,000.  The Employment Agreement also provided for the payment of an incentive bonus, which is discussed in the “Grants of Plan-Based Awards Table” set forth above.  At any time during the term of Mr. Morales’ Employment Agreement, the Board could terminate his employment with or without cause.  If the termination was without cause, then Mr. Morales would have been entitled to severance pay equal to two years salary, twice the bonus earned for the immediately preceding twelve calendar months before termination, and, if permitted under the applicable stock option agreement, any outstanding unvested options would immediately vest and be exercisable. If the termination was “for cause,” then Mr. Morales was not entitled to receive any payment under his Employment Agreement beyond the date of his termination.  In the event that Mr. Morales was terminated or there was a material decrease in his responsibilities, duties or title at any time during the twelve month period following a Change in Control, the severance amount to be paid would have been a lump sum cash severance payment equal to two times Mr. Morales’ base salary for the immediately preceding 12 month period plus two times his bonus earned for the 12 month period immediately preceding the Change in Control, and any stock options, shares of restricted stock or other equity awards granted to Mr. Morales would have immediately become vested and exercisable.  In addition, the Company would have continued to pay for Mr. Morales’ life, health, and accident and disability coverage for a period of twenty-four months.

For purposes of the Employment Agreement, a “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.  Information regarding applicable payments that would have been due upon a Change in Control under Mr. Morales’ Employment Agreement is provided in the table set forth below under the heading “Change of Control Agreements.”

Change of Control Agreements

The Company and the Bank have entered into Change of Control Agreements with each of the NEOs, except for Mr. Morales.  Under the terms of the Change of Control Agreement, if the NEO is still employed immediately prior to a Change in Control, unless the NEO has been terminated for cause, the NEO will be entitled to receive the Severance Benefits upon the occurrence of any one of the following events (each a “Second Trigger Event”) any time during the twenty-four (24) month period following the Change of Control: (i) the termination of the NEO’s employment by the Bank, the Company, or the Surviving Entity (except if the NEO was terminated for cause); (ii) a material decrease in NEO’s duties, title, responsibilities, benefits or compensation (including, without limitation, any deferred and equity based compensation) approved in accordance with the Compensation Committee Charter and in effect prior to the Change of Control; provided, however, a decrease in performance based compensation shall not constitute a Second Trigger Event if (1) the performance based compensation arrangement available to the NEO at the time of such decrease is the same or substantially similar to the arrangement immediately prior to the Change in Control, and (2) such decrease is a direct result of the NEO’s performance under the arrangement; (iii) the failure to pay the NEO any portion of his or her compensation (including, without limitation, any deferred compensation or equity incentives); (iv) the NEO is required to perform his or her duties at a location that is more than forty (40) miles from the location set forth in his or her original offer letter or he or she is otherwise required to commute an average of more than forty-five (45) minutes from his or her primary residence to his or her primary job location, or (v) any purported modification of the Change of Control Agreement without the NEO’s prior written consent. The benefits to be received by an NEO whose employment is terminated after a Change in Control occurs include a lump sum payment in an amount equal to the sum of:  (i) the NEO’s base salary for a twenty-four-month period; (ii) two times the average of the two most recent annual incentive bonuses paid to the NEO prior to the Change of Control; and (iii) the amount the NEO would have to pay for COBRA continuation coverage under the Bank’s group health plans for a 12-month period.  In addition, upon a Change in Control, except as otherwise expressly provided in Section 5 of the Change of Control Agreement, any award to the NEO under any of the Company’s restricted share plans and any stock option granted to the NEO under any of the Company’s stock option plans that has not previously terminated, will fully and immediately vest.  The Severance Benefit shall be paid by the Bank as soon as practicable following the occurrence of a Second Trigger Event, but in no event more than ten (10) days after the Second Trigger Event.

For so long as the Bank continues to be designated by the OCC as an institution in “troubled condition”, any payment by the Bank pursuant to these Change of Control Agreements must be approved by the OCC and FDIC.

Potential Payments Made Upon a Change of Control and Termination of Employment

The following table identifies the severance payments that would have been payable to the CEO if he were terminated by the Company without Cause on December 31, 2007, and also in the case of his termination of employment with a Change of Control occurring on that same date.

Norman A. Morales (1)	Termination Without Cause Not Following a Change of Control	Termination With or Without Cause Following a Change of Control
Lump Sum Severance Payment (2)	$950,000	$950,000
Lump Sum Incentive Bonus Payment (3)	$570,000	$570,000
Accelerated Vesting of Stock Awards (4)	$-	$-
Continuation of Insurance Benefits (5)	$43,933	$43,933

(1)
Descriptions of the Termination of Employment and Change of Control provisions applicable to Mr. Morales are set forth under the heading “Employment Agreement” in the Compensation Discussion and Analysis set forth above.

(2)	Payment based on base salary at fiscal year-end 2007.

(3)	Severance incentive payments for Mr. Morales were based on the language in his Employment Agreement related to twice the amount of the most recent incentive received.

(4)	The exercise price was more than the closing price of the Company’s Common Stock on December 31, 2007 therefore no accelerated value is listed.

(5)	Continuation of insurance benefits for Mr. Morales was based on twenty-four months.

The following table identifies the payments due to the NEOs, excluding the CEO, that would have been payable to them if they were terminated by the Company on December 31, 2007, with a Change of Control occurring on that same date.

			Lump Sum	Accelerated
	Lump Sum	Continuation of	Incentive	Vesting of
Name	Severance Payment (1)	Insurance Benefit (2)	Payment (3)	Stock Awards (4)
Gordon Fong	$500,000	$6,155	$301,800	$183,204
Richard Hagan	$500,000	$13,952	$297,760	$351,928
Donald Pelgrim	$500,000	$13,952	$176,570	$201,495
Michael Cain	$600,000	$13,927	$600,000	$140,723
____________________

(1)	Payment based on base salary at fiscal year-end 2007.

(2)	Continuation of insurance benefits based on twelve months.

(3)	Severance incentive payments based on language in the Change of Control agreements based on two times the average of the two most recent annual equity and non-equity incentive payments.

(4)
Accelerated vesting of restricted stock awards was determined by calculating the closing price of the Company’s Common Stock on December 31, 2007, and multiplying that by the number of shares for each award, held by each NEO, at the end of year 2007.  Accelerated vesting of stock options was determined by calculating the closing price of the Company’s Common Stock on December 31, 2007 less the option exercise price, and multiplying that by the number of shares for each award, held by each NEO, at the end of year 2007.

In February 2008, the Compensation Committee engaged the firm of Amalfi Consulting LLC (“Amalfi Consulting”) to assist in a comprehensive review of the Company’s compensation programs for NEOs, executive officers, selected staff and the Board  Amalfi Consulting will assist the Company in updating and formulating its overall compensation strategy and philosophy which as previously stated is to align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.

Certain Relationships and Related Transactions

Certain directors and executive officers of the Company and its subsidiaries and the companies with which such directors and executive officers are associated were customers of, and had banking transactions with, the Bank during fiscal year 2007.  Such transactions were in the ordinary course of business and the Bank expects to have similar banking transactions in the future.  All the loans and commitments included in such transactions were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.  All such loans to executive officers and directors were current as of December 31, 2007.

Policies and Procedures for Approving Related Person Transactions

The Company has a Code of Conduct & Ethics Policy that prescribes policies and procedures for approving “related person transactions,” which are transactions between the Company and any Company affiliate, director, employee, an immediate family member of a Company director or employee or business entities in which a Company director or employee or an immediate family member of a Company director employee is an officer, director and/or controlling shareholder.  Related person transactions must be conducted at arm’s length, and any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Related person transactions require ratification by the Audit Committee, and in the case of employment compensation, approval by the Compensation Committee.

Details related to the policies and procedures with regard to transactions with related persons are included in the Audit Committee Charter, the Compensation Committee Charter and the Company’s Code of Conduct & Ethics Policy, written copies of which are maintained in the Company’s principal offices.  Each of these documents can be accessed via the Company’s Investor Relations website at www.vnbcstock.com under corporate governance documents.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as to the Common Stock beneficially owned as of June 20, 2008 by each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the “beneficial owner” of more than five percent (5%) of the issued and outstanding Common Stock.

	Common Stock Beneficially Owned (1)
	Number of
	Shares	Percent of
	Beneficially	Outstanding
Name and Address of Beneficial Owner	Owned	Shares (2)
One Investments, LLC(3)	530,000	5.2%
c/o Douglas M. Kratz
852 Middle Road, Space #205
Bettendorf, Iowa 52722
UKA, L.P. (4)	600,000	5.9%
B.U. Patel Family Trust dated April 11, 2002 620 Newport Center Drive, Fourteenth Floor Newport Beach, California 92660
____________________

(1)
“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense.  For example, a person has beneficial ownership of a share not only if he or she owns it, but also if he or she has the power to vote, sell or otherwise dispose of the share.  Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of June 20, 2008.

(2)	Based on 10,164,852 shares outstanding as of June 20, 2008.

(3)	Based on information provided in the Schedule 13D filed with the SEC on April 2, 2008.

(4)	Based on information provided in the Schedule 13D filed with the SEC on May 21, 2008.

Security Ownership of Management

The following table sets forth certain information as to the Common Stock beneficially owned as of June 20, 2008 by (i) the Company’s directors and nominees for director, (ii) each NEO of the Company listed in the Summary Compensation Table and (iii) all current directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares		Percent
	Beneficially		of outstanding
Name	Owned(2)		Shares(3)(4)
Frank S. Alvarez	167,022	(5) (6)	1.64%
David A. Buxbaum	125,575	(7)	1.24%
Charles L. Keagle	316,662	(8)	3.10%
James G. LeSieur	9,399	(9)	*
Robb D. Quincey	17,805	(10)	*
Joel H. Ravitz	282,707	(11)	2.74%
J. Steven Roush	800		*
Gordon Fong	26,547	(6)(12)	*
Richard Hagan	63,237	(13)	*
Donald Pelgrim	23,315	(6)(14)	*
Michael Cain	2,286	(15)	*
Norman Morales	321,292	(16)	3.16%
All current directors and executive officers as a group (14 persons)	1,083,217	(17)	10.39%
____________________

*	Indicates ownership of less than 1% of the outstanding shares of the Company’s Common Stock.

(1)
“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense.  For example, a person has beneficial ownership of a share not only if he or she owns it, but also if he or she has the power to vote, sell or otherwise dispose of the share.  Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of June 20, 2008.

(2)	Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder possesses sole voting and investment power with respect to its, his or her shares.

(3)
Shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 20, 2008 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(4)	Based on 10,164,852 shares outstanding as of June 20, 2008.

(5)
Includes 82,476 shares held by Louis M. Alvarez and Frank S. Alvarez as co-trustees of the Manual Alvarez and Lorenza E. Alvarez Trust, 81,892 shares held jointly with Mr. Alvarez’s spouse, 525 shares of restricted Common Stock which vest on February 6, 2009, and 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(6)
Does not include 232,359 unallocated shares of Common Stock held by the ESOP Trust as of June 20, 2008, which was established pursuant to the ESOP.  First Bankers Trust Company is the trustee (“Trustee”) of the Trust.  Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees.  Unallocated shares held in the ESOP and allocated shares for which timely voting instructions are not received by the Trustee will be voted by the Trustee as directed by a committee appointed by the Board (“ESOP Committee”).  The ESOP Committee is comprised of Messrs. Alvarez, Fong and Pelgrim.  The ESOP Committee may only act by majority vote and no ESOP Committee member may act individually to vote or sell unallocated shares of Common Stock held by the ESOP.  Each ESOP Committee member disclaims beneficial ownership with respect to the unallocated shares held by the Trust.

(7)
Includes 525 shares of restricted Common Stock which vest on February 6, 2009, 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan, 35,357 shares held by Mr. Buxbaum in two trusts, 939 shares held by Mr. Buxbaum in his IRA and 86,625 shares indirectly owned by Mr. Buxbaum in the Buxbaum & Chakmak partnership for which Mr. Buxbaum disclaims beneficial ownership of the securities held by the partnership to the extent of his pecuniary interest therein.

(8)
Includes 227,109 shares held jointly with Mr. Keagle’s spouse, 23,153 shares held in a trust under Mr. Keagle’s spouse’s name, 2,545 shares held by Mr. Keagle’s spouse in her IRA, 3,320 shares held by Mr. Keagle in his IRA, 57,881 shares of Common Stock issuable upon exercise of outstanding stock options, 525 shares of restricted Common Stock which vest on February 6, 2009, and 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.  Mr. Keagle has 225,532 shares pledged as security for a loan.

(9)
Includes 5,682 shares held by Mr. LeSieur in IRA, 1,063 shares held by Mr. LeSieur in the LeSieur family trust, 525 shares of restricted Common Stock which vest on February 6, 2009, and 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(10)	Includes 15,676 shares held in Dr. Quincey's trust and 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(11)
Includes 11,575 shares held by Mr. Ravitz in his IRA, 138,915 shares of Common Stock issuable upon exercise of outstanding stock options, 525 shares of restricted Common Stock which vest on February 6, 2009, 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan, and 15,544 shares of Common Stock and 4,600 shares of Series D Preferred Stock held in the Janice Winterswyk Gearhart Trust dated 8/1/07 which Mr. Ravitz is trustee of.

(12)
Includes 13,152 shares of restricted Common Stock granted pursuant to the Company’s restricted share plans which vest as follows:  3,176 shares vest on February 7, 2009; 5,250 shares vest on July 1, 2009; 1,575 shares vest on February 13, 2010 and 3,151 shares vest on March 7, 2011; and 946 shares allocated pursuant to the ESOP.

(13)
Includes 62,291 shares of Common Stock issuable upon exercise of outstanding stock options which, due to Mr. Hagan’s resignation, will be cancelled if not exercised by July 18, 2008; and 946 shares allocated pursuant to the ESOP.

(14)
Includes 19,950 shares of restricted Common Stock granted pursuant to the Company’s restricted share plans which vest as follows: 5,250 shares vest on October 18, 2008; 4,200 shares vest on March 7, 2010; 10,500 shares vest on November 1, 2010; and 865 shares allocated pursuant to the ESOP.

(15)	Includes 286 shares allocated pursuant to the ESOP. Mr. Cain has 1,000 shares pledged as security in a margin account.

(16)
Based on the amended preliminary proxy statement filed by Mr. Morales with the SEC on June 23, 2008, Mr. Morales’ ownership includes:  239,597 shares owned directly by Mr. Morales, 13,637 shares beneficially owned by Mr. Morales’ sister and brother-in-law, as to which Mr. Morales has voting authority pursuant to a power of attorney, 56,555 shares beneficially owned by Mr. Morales’ sister, as to which Mr. Morales has voting authority pursuant to a power of attorney, and 8,662 shares beneficially owned by a foundation, as to which Mr. Morales is a trustee and as to which Mr. Morales has voting authority pursuant to a power of attorney.

(17)
Includes 79,744 shares granted pursuant to the Company’s restricted share plans, which may be voted by directors and executive officers, 3,922 shares allocated to executive officers pursuant to the ESOP and 259,087 shares which may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days of the Record Date.  This total does not include any shares held by Mr. Morales.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Company’s directors and executive officers and persons holding more than ten percent of the outstanding shares of any class are required to report their ownership of shares and changes in such ownership to the SEC and the Company.  Based solely on its review of the copies of such reports, the Company believes that, for the year ended December 31, 2007, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent shareholders were complied with on a timely basis, with the following exceptions: (i) Frank Alvarez filed a Form 4 on May 3, 2007 that was due on June 12, 2006 to disclose the transfer of 2,135 shares to minor grandchildren; (ii) David Buxbaum filed a Form 4 on February 15, 2007 that was due on February 8, 2007 to disclose the transfer of 23,900 shares due to dissolution of marriage; (iii) Robb Quincey filed a Form 4 on August 10, 2007 that was due on August 2, 2007 to disclose the purchase of 525 shares; and (iv) Charles Keagle filed a Form 4 on January 25, 2008 that was due on December 14, 2007 to disclose the acquisition of 1,606 shares through an automatic dividend reinvestment program.

Other Matters

The Board knows of no other matters to be presented at the Annual Meeting other than those set forth herein.  However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Board, and authority to do so is included in the proxy.

Shareholder Proposals

In the event that a shareholder desires to have a proposal considered for presentation at the Company’s 2009 annual meeting of shareholders (the “2009 Annual Meeting”), and included in the Company’s proxy statement and form of proxy card used in connection with that meeting, the proposal must be forwarded in writing to the Company’s Secretary so that it is received no later than March [*], 2009. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Shareholder proposals submitted for consideration at the 2009 Annual Meeting but not submitted for inclusion in the Company’s proxy statement and form of proxy card, including shareholder nominations for candidates for election as directors, generally must be received by the Company at its executive offices on or prior to March [*], 2009 in order to be considered timely under SEC rules and the Company’s Bylaws. However, if the date of the 2009 Annual Meeting is a date that is not within 30 days before or after August 5, 2009, the anniversary date of the 2008 Annual Meeting, notice by the shareholder of a proposal must be received no later than the close of business on the tenth calendar day following the day on which public announcement of the date of the 2009 Annual Meeting is first made.  In addition, and notwithstanding the foregoing, if a director, chief executive officer or president of the Company resigns, is terminated or otherwise leaves office subsequent to the date that shareholders may nominate directors as set forth above, then shareholders may timely nominate directors up and until the matter of elections of directors is closed at the annual meeting of shareholders for the year in which the director, chief executive officer or president resigned, was terminated or otherwise left office.

Under applicable rules of the SEC, the proxy solicited by the Company’s Board for the 2009 Annual Meeting will confer discretionary authority to vote on (i) any proposal presented by a shareholder at the meeting for which the Company has not been properly provided with notice on or prior to March [*], 2009, and (ii) any proposal made in accordance with the Company’s Bylaw provisions, if the proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, provided that the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

Please address any shareholder proposals or notices of proposals to the Secretary at Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, California 92879.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 accompanies this Proxy Statement.  The Annual Report on Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG, the Company’s independent auditor for fiscal years 2007 and 2006 and the report of VTD for fiscal year 2005.  The Annual Report on Form 10-K is not part of these proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 required to be filed under the Exchange Act.  Such written request should be directed to Shareholder Relations, Vineyard National Bancorp, 1260 Corona Pointe Court, Corona, CA 92879.

Vineyard National Bancorp

Donald Pelgrim, Secretary

Corona, California
July [*], 2008

IMPORTANT

YOUR VOTE IS IMPORTANT!  EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS URGENTLY REQUESTED THAT YOU PROMPTLY VOTE YOUR PROXY AS SOON AS POSSIBLE.  YOU MAY VOTE OVER THE INTERNET, AS WELL AS BY TELEPHONE OR BY SIGNING, DATING, AND RETURNING THE ENCLOSED BLUE PROXY OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED.  VOTING ON THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND IN PERSON.  PLEASE REVIEW THE INSTRUCTIONS ON THE BLUE PROXY OR VOTING INSTRUCTION CARD REGARDING EACH OF THESE VOTING OPTIONS.

Appendix A

PARTICIPANT INFORMATION

Vineyard National Bancorp (the “Company”), its directors, nominees for director and certain of the officers and employees of the Company and Vineyard Bank, N.A. (“Vineyard”) are “Participants,” as such term is defined under applicable Securities and Exchange Commission rules, in a solicitation of proxies in connection with the Company’s upcoming 2008 Annual Meeting of Shareholders.  Each of the Participants in the solicitation are listed below, together with the number of shares of the Company’s common stock beneficially owned by each of these persons as of June 20, 2008.  Except as indicated below, none of the persons listed below owns any shares of the Company’s common stock of record that such person does not own beneficially.

DIRECTORS, NOMINEES, OFFICERS AND CERTAIN EMPLOYEES

Name	Title	Shares of Common Stock Owned
Frank S. Alvarez (1)(2)	Director	167,022
David A. Buxbaum (3)	Director	125,575
Charles L. Keagle (4)	Director	316,662
James G. LeSieur (5)	Chairman and Director and Interim Chief Executive Officer	9,399
Robb D. Quincey (6)	Director	17,805
Joel H. Ravitz (7)	Director	282,707
J. Steven Roush	Nominee for Director	800
Donald Pelgrim (2)(8)	Executive Vice President and Chief Administrative Officer and Secretary	23,315
Gordon Fong (2)(9)	Executive Vice President and Chief Financial Officer	26,547

(1) (2)
Includes 82,476 shares held by Louis M. Alvarez and Frank S. Alvarez as co-trustees of the Manual Alvarez and Lorenza E. Alvarez Trust, 81,892 shares held jointly with Mr. Alvarez’s spouse, 525 shares of restricted Common Stock which vest on February 6, 2009, and 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

Does not include 232,359 unallocated shares of Common Stock held by the ESOP Trust (“ESOP Trust”) as of June 20, 2008, which was established pursuant to the ESOP.  First Bankers Trust Company is the trustee (“Trustee”) of the Trust.  Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees.  Unallocated shares held in the ESOP and allocated shares for which timely voting instructions are not received by the Trustee will be voted by the Trustee as directed by a committee appointed by the Board (“ESOP Committee”).  The ESOP Committee is comprised of Messrs. Alvarez, Fong and Pelgrim.  The ESOP Committee may only act by majority vote and no ESOP Committee member may act individually to vote or sell unallocated shares of Common Stock held by the ESOP.  Each ESOP Committee member disclaims beneficial ownership with respect to the unallocated shares held by the Trust.

(3)
Includes 525 shares of restricted Common Stock which vest on February 6, 2009, 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan, 35,357 shares held by Mr. Buxbaum in two trusts, 939 shares held by Mr. Buxbaum in his IRA and 86,625 shares indirectly owned by Mr. Buxbaum in the Buxbaum & Chakmak partnership for which Mr. Buxbaum disclaims beneficial ownership of the securities held by the partnership to the extent of his pecuniary interest therein.

Appendix A

(4)
Includes 227,109 shares held jointly with Mr. Keagle’s spouse, 23,153 shares held in a trust under Mr. Keagle’s spouse’s name, 2,545 shares held by Mr. Keagle’s spouse in her IRA, 3,320 shares held by Mr. Keagle in his IRA, 57,881 shares of Common Stock issuable upon exercise of outstanding stock options, 525 shares of restricted Common Stock which vest on February 6, 2009, and 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(5)
Includes 5,682 shares held by Mr. LeSieur in IRA, 1,063 shares held by Mr. LeSieur in the LeSieur family trust, 525 shares of restricted Common Stock which vest on February 6, 2009, and 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.

(6)	Includes 15,676 shares held in Dr. Quincey's trust and 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan.
(7)
Includes 11,575 shares held by Mr. Ravitz in his IRA, 138,915 shares of Common Stock issuable upon exercise of outstanding stock options, 525 shares of restricted Common Stock which vest on February 6, 2009, 2,129 shares of restricted Common Stock which cliff vest in three years from January 30, 2007 pursuant to the 2005 Plan, and 15,544 shares of Common Stock and 4,600 shares of Series D Preferred Stock held in the Janice Winterswyk Gearhart Trust dated 8/1/07 which Mr. Ravitz is trustee of.

(8)
Includes 19,950 shares of restricted Common Stock granted pursuant to the Company’s restricted share plans which vest as follows: 5,250 shares vest on October 18, 2008; 10,500 shares vest on November 1, 2010; 4,200 shares vest on March 7, 2010; and 866 shares allocated pursuant to the ESOP.

(9)
Includes 13,152 shares of restricted Common Stock granted pursuant to the Company’s restricted share plans which vest as follows: 3,176 shares vest on February 7, 2009; 5,250 shares vest on July 1, 2009; 1,575 shares vest on February 13, 2010 and 3,151 shares vest on march 7, 2011; and 946 shares allocated pursuant to the ESOP.

INFORMATION REGARDING TRANSACTIONS IN OUR SECURITIES BY PARTICIPANTS

The following table sets forth information regarding purchases and sales during the past two years of the Company’s securities by its Directors, Director nominees, officers and employees who, under the rules of the Securities and Exchange commission, are “Participants” in the Company’s solicitation of proxies in connection with the 2008 Annual Meeting.  Except as set forth below or as otherwise disclosed in this Proxy Statement, none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.  To the extent that any part of the purchase price or market value of any of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below.  If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

Securities of the Company Acquired or Disposed - January 1, 2006 – June 20, 2008

NAME	DATE of TRANSACTION	NUMBER of SHARES
Frank S. Alvarez	01/03/2006	5,090	(e)
	02/06/2006	1,500	(d)
	02/28/2006	2,300	(c)
	03/01/2006	2,411	(c)
	07/26/2006	895	(c)
	07/31/2006	20,000	(a)

Appendix A

	07/31/2006	7,694	(c)
	08/01/2006	5,000	(c)
	08/04/2006	5,000	(c)
	08/08/2006	2,000	(c)
	08/09/2006	2,000	(c)
	08/15/2006	2,000	(c)
	08/16/2006	1,500	(c)
	08/17/2006	860	(c)
	08/18/2006	1,640	(c)
	08/30/2006	2,000	(c)
	08/31/2006	7,000	(c)
	09/01/2006	1,006	(c)
	09/05/2006	10,000	(c)
	09/06/2006	5,000	(c)
	10/30/2006	10,000	(a)
	01/30/2007	2,028	(d)
	01/30/2007	4,018	(c)
	01/31/2007	982	(c)
	05/03/2007	2,135	(e)
	06/01/2007	701	(c)
	10/25/2007	26,000	(a)
	02/08/2008	26,763	(a)

David A. Buxbaum	02/06/2006	1,500	(d)
	05/15/2006	3,950	(b)
	05/16/2006	861	(b)
	05/17/2006	1,900	(b)
	07/26/2006	895	(b)
	11/06/2006	3,000	(b)
	01/30/2007	2,028	(d)
	02/14/2007	23,900	(l)
	08/09/2007	10,000	(b)
	08/16/2007	3,000	(b)

Charles L. Keagle	02/06/2006	1,500	(d)
	05/12/2006	238	(b)
	08/18/2006	1,178	(c)
	08/21/2006	155	(c)
	08/23/2006	3,400	(c)
	08/31/2006	5,000	(c)
	09/01/2006	7,822	(c)
	09/05/2006	7,500	(c)
	09/06/2006	7,000	(c)
	11/10/2006	28,374	(a)
	01/30/2007	2,028	(d)
	03/06/2007	3,374	(c)
	03/07/2007	3,404	(c)
	03/08/2007	635	(c)
	03/15/2007	590	(i)
	06/22/2007	16,477	(f)
	08/17/2007	3,723	(c)

Appendix A

	08/20/2007	4,997	(c)
	08/21/2007	1,280	(c)
	08/22/2007	10,961	(c)
	08/24/2007	10,000	(c)
	09/27/2007	24,229	(a)
	12/31/2007	1,606	(g)

James G. LeSieur	02/06/2006	1,500	(d)
	01/30/2007	2,028	(d)
	03/19/2007	15	(g)
	05/29/2007	1,000	(b)
	06/22/2007	440	(f)
	09/30/2007	29	(g)
	12/31/2007	48	(g)
	03/15/2008	56	(g)

Robb D. Quincey	10/30/2006	2,000	(b)
	10/31/2006	3,000	(b)
	01/30/2007	2,028	(d)
	04/04/2007	36	(g)
	05/30/2007	2,518	(l)
	06/22/2007	227	(f)
	07/25/2007	2,500	(b)
	08/10/2007	525	(b)
	08/10/2007	7	(g)
	02/06/2008	10,000	(b)

Joel H. Ravitz	02/06/2006	1,500	(d)
	02/06/2006	5,000	(c)
	08/04/2006	2,500	(c)
	08/30/2006	1,000	(c)
	08/31/2006	2,000	(c)
	01/30/2007	2,028	(d)
	02/17/2007	100	(e)
	06/22/2007	12,503	(f)
	03/07/2008	15,544	(j)
	03/07/2008	4,600	(k)

J. Steven Roush	12/31/2007	250	(b)
	01/03/2008	200	(b)
	01/08/2008	100	(b)
	05/19/2008	250	(b)

Donald Pelgrim	11/01/2006	10,000	(d)
	03/07/2007	4,000	(d)
	03/07/2007	253	(h)
	06/22/2007	977	(f)
	02/08/2008	2,500	(b)
	02/26/2008	288	(h)

Gordon Fong	02/13/2006	6,000	(d)

Appendix A

10/04/2006	370	(h)
02/14/2007	883	(m)
03/07/2007	3,000	(d)
03/07/2007	257	(h)
06/22/2007	1,344	(f)
02/26/2008	288	(h)

____________

(a)	Shares acquired pursuant to exercise of options

(b)	Open market or private purchase

(c)	Open market or private sale

(d)	Award of restricted stock

(e)	Gift of shares

(f)	Shares acquired pursuant to 5% stock dividend issued on June 22, 2007

(g)	Shares acquired pursuant to brokerage firm automatic dividend reinvestment

(h)	Shares acquired pursuant to ESOP annual allocation

(i)	Shares removed from beneficial ownership upon adult child moving out of state

(j)	Shares of Common Stock acquired pursuant to assignment as trustee

(k)	Shares of Series D Preferred Stock acquired pursuant to assignment as trustee

(l)	Disposition of shares pursuant to court order

(m)	Disposition of shares to issuer for taxes due upon vesting of restricted stock

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, to the best of the Company’s knowledge, no “associate,” as such term is defined under Rule 14a-1a of the Securities Exchange Act of 1934, of any Participant beneficially owns any shares of common stock or other securities of the Company.  Furthermore, except as described in this Appendix A or otherwise disclosed in this Proxy Statement, to the best of the Company’s knowledge, no Participant or any of his or her associates, is either a party to any transactions or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions (i) in which the Company was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which any such person or any of his or her associates had or will have, a direct or indirect material interest.

To the best of the Company’s knowledge, except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no Participant, or any of his or her associates has entered in to any agreement or understanding with any person respecting any future employment by the Company or any future transactions to which the Company will or may be a party.  Except as described under the heading “Transactions with Management” in this Proxy Statement, to the best of the Company’s knowledge, no Participant is a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or options arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

    Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, to the best of the Company’s knowledge, no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

    No Participant has during the last ten years filed bankruptcy or been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Pacific Daylight Time, on August 4, 2008.

Vote by Internet• Log on to the Internet and go to  [*]• Follow the steps outlined on the secured website.

Vote by telephone• Call toll free [*] within the United States, Canada   & Puerto Rico any time on a touch tone telephone.   There is NO CHARGE to you for the call.• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A.          Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. To elect as directors                                01 - Frank S. Alvarez                           02 - David A. Buxbaum                                03 - Charles L. Keagle
the seven (7) nominees:                              04 - James G. LeSieur                          05 - Robb D. Quincey                                   06 - Joel H. Ravitz                 07 - J. Steven Roush

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees

☐	For all EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 02 03 04 05 06 07 ☐ ☐ ☐ ☐ ☐ ☐ ☐

For Against Abstain
2. To ratify the appointment of KPMG LLP as independent auditor for the year ending December 31, 2008	☐ ☐ ☐	3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 B.          Non-Voting Items

Change of Address — Please print new address below.                                                                                                                                                             Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.	☐

C.           Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — VINEYARD NATIONAL BANCORP

1260 Corona Pointe Court, Corona, CA 92879

This Proxy is solicited on behalf of the Board of Directors of Vineyard National Bancorp.

The undersigned appoints James G. LeSieur and David A. Buxbaum, or either of them, as proxies with full power of substitution to vote and act with respect to all shares of Vineyard National Bancorp (the “Company”) held of record as of June 20, 2008 by the undersigned at the Annual Meeting of Shareholders, to be held at the Doubletree Hotel Ontario located at 222 North Vineyard Avenue, Ontario, California 91764 on Tuesday, August 5, 2008 at 2:00 p.m., local time, or any adjournment thereof, including all powers the undersigned would possess if personally present, as stated on the reverse side.

THIS BLUE PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE ON RETURNED PROXY CARDS, THIS PROXY CARD WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE AND FOR PROPOSAL 2. ABSENT SPECIFIC INSTRUCTIONS WITH RESPECT TO CUMULATIVE VOTING, THE PERSONS NAMED AS PROXIES HEREIN WILL HAVE FULL DISCRETIONARY AUTHORITY TO VOTE THE SHARES REPRESENTED BY A PROPERLY EXECUTED AND RETURNED PROXY CARD CUMULATIVELY AMONG ALL OR LESS THAN ALL OF THE NOMINEES LISTED ON THE REVERSE AND TO ALLOCATE SUCH VOTES AMONG ALL OR LESS THAN ALL OF SUCH NOMINEES (OTHER THAN NOMINEES FOR WHOM AUTHORITY TO VOTE HAS BEEN WITHHELD) IN THE MANNER AS THE BOARD OF DIRECTORS SHALL RECOMMEND, OR OTHERWISE IN THE PROXIES’ DISCRETION.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE UNLESS YOU VOTE BY INTERNET OR TELEPHONE.

RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your voting instruction card, you may choose one of the two voting methods outlined below to cast your vote.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting Instruction Cards submitted by the Internet or telephone must be received by 5:00 p.m., Pacific Daylight Time, on July 29, 2008.

Vote by Internet• Log on to the Internet and go to  [*]• Follow the steps outlined on the secured website.

Vote by telephone• Call toll free [*] within the United States, Canada   & Puerto Rico any time on a touch tone telephone.   There is NO CHARGE to you for the call.• Follow the instructions provided by the recorded message.

Annual Meeting Voting Instruction Card – Vineyard National Bancorp Employee Stock Ownership Plan

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A.           Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. To elect as directors                                01 - Frank S. Alvarez                           02 - David A. Buxbaum                                03 - Charles L. Keagle
the seven (7) nominees:                              04 - James G. LeSieur                          05 - Robb D. Quincey                                   06 - Joel H. Ravitz                    07 - J. Steven Roush

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees

☐	For all EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 02 03 04 05 06 07 ☐ ☐ ☐ ☐ ☐ ☐ ☐

For Against Abstain
2. To ratify the appointment of KPMG LLP as independent auditor for the year ending December 31, 2008	☐ ☐ ☐	3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

B.            Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Annual Meeting Voting Instruction Card – Vineyard National Bancorp Employee Stock Ownership Plan

1260 Corona Pointe Court, Corona, CA 92879

This voting instruction card is solicited on behalf of the Board of Directors of Vineyard National Bancorp.

The undersigned participant in the Vineyard National Bancorp Employee Stock Ownership Plan (the “ESOP”) hereby instructs the trustee of the ESOP, First Bankers Trust Services Inc. (the “Trustee”), to vote all shares of Common Stock of Vineyard National Bancorp (the “Company”) which are allocated to the undersigned in the ESOP as of June 20, 2008 at the Annual Meeting of Shareholders, to be held at the Doubletree Hotel Ontario located at 222 North Vineyard Avenue, Ontario, California 91764 on Tuesday, August 5, 2008 at 2:00 p.m., local time, or any adjournment thereof, including all powers the undersigned would possess if personally present, as stated on the reverse side.

THIS BLUE VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED BY THE TRUSTEE, SUBJECT TO THE TRUSTEE’S OBLIGATION UNDER ERISA, IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED PARTICIPANT IN THE ESOP. IF NO DIRECTION IS MADE WITH RESPECT TO ONE OR MORE PROPOSALS ON A PROPERLY EXECUTED AND RETURNED VOTING INSTRUCTION CARD, THE VOTING INSTRUCTION CARD WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY A COMMITTEE APPOINTED BY THE COMPANY’S BOARD OF DIRECTORS.  ABSENT SPECIFIC INSTRUCTIONS WITH RESPECT TO CUMULATIVE VOTING, THE TRUSTEE WILL HAVE FULL DISCRETIONARY AUTHORITY TO VOTE THE SHARES REPRESENTED BY A PROPERLY EXECUTED AND RETURNED VOTING INSTRUCTION CARD CUMULATIVELY AMONG ALL OR LESS THAN ALL OF THE NOMINEES LISTED ON THE REVERSE AND TO ALLOCATE SUCH VOTES AMONG ALL OR LESS THAN ALL OF SUCH NOMINEES (OTHER THAN NOMINEES FOR WHOM AUTHORITY TO VOTE HAS BEEN WITHHELD) IN THE MANNER AS THE BOARD OF DIRECTORS SHALL RECOMMEND.

RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS VOTING INSTRUCTION CARD IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE.